Exhibit 10.4

SUBLEASE

THIS SUBLEASE (“Sublease”) is dated for reference purposes as of April 4, 2019, and is made by and between HOLCIM (US) INC., a Delaware corporation (“Sublessor”) and OCULAR THERAPEUTIX, INC., a Delaware corporation (“Sublessee”).

R E C I T A L S:

A.        Reference is hereby made to that certain Lease by and between CCC INVESTORS LLC, a Delaware limited liability company, as successor in interest to RAR2-CROSBY CENTER QRS, INC., a Maryland corporation (“Master Lessor”), and Sublessor as “Tenant”, dated March 18, 2013 (the “Original Lease”), for space stipulated to consist of thirty thousand and thirty-six (30,036)rentable  square feet (the “Premises”) in that certain office building known as 24 Crosby Drive, Bedford, Massachusetts 01730 and described more particularly in the Master Lease (the “Building”).  The Original Lease is referred to herein collectively as the “Master Lease”.  A true and complete copy of the Master Lease is attached hereto as Exhibit “A”.

B.         Sublessee wishes to sublease the entirety of the Premises from Sublessor, which Premises are shown on Exhibit A to the Master Lease, on the terms and conditions contained herein.  Sublessor wishes to sublease the Premises to Sublessee on the terms and conditions contained herein.

C.         All initially capitalized terms used in this Sublease and not otherwise defined herein shall have the same meanings given to such terms in the Master Lease.

A G R E E M E N T:

Accordingly, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.         Premises, Parking and Representation, Warranties and Covenants:  Subject to the condition precedent contained in Section 10 below, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises and Parking on the terms and conditions contained herein.  Sublessor represents and warrants to Sublessee that (i) the Master Lease has not been amended or modified, (ii) Sublessor is not in default of any of its obligations pursuant to the Master Lease and (iii) no event has occurred and is continuing which, with notice or the lapse of time, would constitute an event of default by Sublessor or Master Lessor pursuant to the Master Lease.  Sublessor covenants and agrees that Sublessor (i) will pay and perform all of its obligations pursuant to the Master Lease as and when due, (ii) will not terminate or surrender the Master Lease without the prior written consent of Sublessee, (iii) will not amend or modify the Master Lease in a way that increases Sublessee’s obligations or diminishes Sublessee’s rights hereunder, (iv) will deliver to Sublessee a copy of any such amendment or modification to the Master Lease within five (5) business days of execution of any such amendment on modifications of the Master Lease; and (v) will use commercially reasonable efforts to deliver to Sublessee within five (5) business days of receipt all notices from Master

Lessor to Sublessor.  This Section shall survive the expiration or earlier termination of this Sublease.

2.         Term:

2.1       Term:  The term (the “Term”) of this Sublease shall commence on that day which is one (1) business day after receipt by Sublessee of the Consent and Waiver (as such term is hereinafter defined) (as so determined, the “Commencement Date”) and shall end, without notice, on March 31, 2024 (the “Expiration Date”), unless this Sublease is sooner terminated pursuant to its terms or unless the Master Lease is sooner terminated pursuant to its terms.

2.2       No Option to Extend:  Sublessee hereby acknowledges that: (i) the expiration date of this Sublease is March 31, 2024, (ii) Sublessor has no obligations whatsoever to exercise any option that it may have under the Master Lease to renew or extend the term thereof, and (iii) Sublessee must vacate the Premises fully and completely on or before the Expiration Date, in accordance with all terms and conditions of this Sublease and the Master Lease as incorporated herein.  Sublessee shall have the obligation to surrender the Premises in accordance with the terms and conditions of the Master Lease, including removal of any cabling as required by Master Lessor and Personal Property as defined herein.

2.3       Access:  Sublessee shall have access to the Premises twenty-four (24) hours per day, seven (7) days a week, 365 days per year, subject however, to Master Lessor’s after hours security measures and events beyond the reasonable control of Master Lessor and Sublessor.  Sublessee shall be responsible for furnishing its own security for the Premises at Sublessee’s sole cost and expense.

3.         Rent:

3.1       Gross Rent:  Subject to the terms and conditions of this Section 3.1 and Section 10 hereof, Sublessee shall pay to Sublessor the total Monthly Installments of Rent set forth below (“Total Gross Rent”).  Within five (5) business days after the parties’ receipt of Master Lessor’s consent and waiver pursuant to Section 10 below, Sublessee shall deliver to Sublessor pursuant to Section 3.5 below, a security deposit in the form of a letter of credit in the amount of $150,000.00 (“Security Deposit”).  The Security Deposit shall be held and returned pursuant to Section 3.5 hereof.  Subject to Section 10 hereof, beginning on July __, 2019, and continuing on or before the first (1st) of each month thereafter throughout the Term, Sublessee shall pay to Sublessor installments of the Total Gross Rent as monthly base rent for the Premises as follows:

From	Through	RSF	Annual Rent Per RSF	Annual Rent	Monthly Installment of Rent

Commencement Date	the three (3) month anniversary of the Commencement Date (the “Rent Commencement Date”)	30,036	$0.00	$0.00	$0.00
Rent Commencement Date	3/31/2020	30,036	$19.00	$570,684.00	$47,557.00
4/1/2020	3/31/2021	30,036	$19.50	$585,702.00	$48,808.50
4/1/2021	3/31/2022	30,036	$20.00	$600,720.00	$50,060.00
4/1/2022	3/31/2023	30,036	$20.50	$615,738.00	$51,311.50
4/1/2023	3/31/2024	30,036	$21.00	$630,756.00	$52,563.00

plus all sales taxes levied or assessed against all Rent which Sublessee is obligated to pay hereunder (“Rent Tax”), (collectively “Monthly Gross Rent”).  Monthly Gross Rent (and all other Rent, as defined in Section 3.2, below) for any partial month shall be prorated based on a thirty (30) day month.  To the extent, if any, that Base Rent (as defined in the Master Lease) and/or other rent due pursuant to the Master Lease and payable by Sublessor for the Premises is abated under the Master Lease, including without limitation, pursuant to Sections 7.3 and Article 22 of the Master Lease, for any period(s) during the Term, Sublessee shall be entitled to an equitable abatement of Rent in the same percentage amount.  Sublessee shall not be required to pay any Rent (as such term is hereinafter defined) with respect to Parking, except as identified in Section 30.1.5 of the Master Lease.

3.2       Additional Rent and Electricity:  Any monetary obligations of Sublessee provided hereunder shall be considered “Additional Rent” and along with the Total Gross Rent may be referred to herein collectively at times as “Rent”.  Each of Sublessor and Sublessee agrees that fiscal year 2019 shall be considered the base year (the “Base Year”) for calculating Sublessee’s obligation to Sublessor with respect to Taxes and Expenses pursuant to this Sublease.  Sublessor shall notify Sublessee in writing of the amounts which Sublessee is required to pay to Sublessor with respect to Expenses and Taxes at least thirty (30) days prior to the due date thereof.  Subject to the foregoing, commencing as of August 1, 2019 and continuing thereafter through the Expiration Date, Sublessee shall pay to Sublessor on the dates when Monthly Gross Rent is due and payable (i) Tenant’s Proportionate Share for Expenses in excess of Tenant’s Proportionate Share for Expenses for the Base Year (as such term is defined in this Sublease) paid by Sublessor to Master Lessor pursuant to the Master Lease and (ii) Tenant’s Proportionate Share for Taxes in excess of Tenant’s Proportionate Share for Taxes for the Base Year (as such term is defined in this Sublease) paid by Sublessor to Master Lessor pursuant to the Master Lease.  Sublessor shall use commercially reasonable efforts to deliver to Sublessee within five (5) business days after Sublessor’s receipt thereof true and complete copies of all notices, communications  and determinations which Sublessor receives from Master Lessor pursuant to Section 4 of the Master Lease.  Subject to the foregoing, Sections 4.2 through 4.6, inclusive, of the Master Lease shall be applicable to Sublessee’s obligation to pay the foregoing amounts.  If Sublessor conducts an audit pursuant to Section 4.3 of the Master Lease, Sublessor shall provide Sublessee with the results thereof forthwith upon completion of such audit.  Sublessor agrees that Sublessee may elect to conduct an audit pursuant to Section 4.3 of the Master Lease at Sublessee’s expense and as attorney-in-fact (which shall be coupled with an interest and irrevocable during the Term) for Sublessor. As of the date of execution of this Sublease, Sublessor is paying to Master Lessor $1,951.00 per month on account of Tenant’s Proportionate Share for Expenses and $2,316.00 per month on account of Tenant’s Proportionate Shares for Taxes.

Sublessee shall also pay to Sublessor $1.50 per rentable square foot for electricity serving the Premises with such amount to be increased or decreased from time to time by Master Lessor pursuant to Section 13.1.1 of the Master Lease.  Sublessor represents and warrants to Sublessee that as of the date of execution of this Sublease, Sublessor is paying to Master Lessor $1,014.00 per month for electricity pursuant to Section 13.1.1 of the Master Lease.  If and to the extent that Master Lessor increases or decreases the amount to be paid by Sublessor pursuant to Section 13.1.1 of the Master Lease, Sublessee’s payment to Sublessor for electricity shall be increased or decreased by the same amount.

3.3       Payments of Rent:  Rent shall be payable without notice or demand and , except as set forth in this Sublease, without any deduction, offset, or abatement, in lawful money of the United States of America.  Rent shall be paid directly to Sublessor by wire transfer as follows:

Account Name:           Holcim (US) Inc.

Bank:                           JPMorgan Chase, N.A.

Location:                     1 Chase Manhattan Plaza

New York, NY 10005

Swift Code:                 CHASUS33

Routing No.:               021000021

Account No.:               500008656

or at such other address as may be designated in writing by Sublessor.  If Sublessee fails to pay any Rent under this Sublease within five (5) business days after the same becomes due and payable, in addition to the delinquent Rent, Section 3.2 of the Master Lease shall be applicable thereto.

3.4       Personal Property Taxes:  In addition to Total Gross Rent, Sublessee shall be obligated to pay as Additional Rent within twenty (20) days after its receipt of a written statement from Sublessor setting forth the applicable taxes, all assessments, license fees, and other charges which are levied against Sublessee’s personal property, fixtures, equipment, and alterations located within the Premises.

3.5       Security Deposit:  The Security Deposit shall be held by Sublessor as security for the faithful performance by Sublessee of all the terms, covenants and conditions of this Sublease to be kept and performed by Sublessee and not as an advance rental deposit or as a measure of Sublessor’s damage in case of Sublessee’s default.  If Sublessee defaults beyond the expiration of applicable notice and cure periods with respect to any provision of this Sublease, Sublessor may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Sublessor may spend or become obligated to spend by reason of Sublessee’s default, or to compensate Sublessor for any other loss or damage which Sublessor may suffer by reason of Sublessee’s default.  If any portion is so used, Sublessee shall within five (5) business days after written demand from Sublessor to Sublessee, deposit with Sublessor an amount sufficient to restore the Security Deposit to its original amount and Sublessee’s failure to do so shall be a material breach of this Sublease.  Except to such extent, if any, as shall be required by law, Sublessor shall not be required to keep the Security Deposit separate from its general funds, and Sublessee shall not be entitled to interest on such deposit.  If Sublessee is not in default of its obligations pursuant to this Sublease on the Expiration Date, the Security Deposit or any balance thereof shall be returned to Sublessee within thirty (30) days after the Expiration Date.  Sublessee shall be required to deliver a letter of credit in substantially the same form as required by Section 5 of the Master Lease (specifically excluding the amount of the Security Deposit which shall be governed by this Sublease).

4.         Master Lease:

4.1       Incorporation of Master Lease:  The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms of the Master Lease, except as otherwise set forth in this Sublease.  Except in Section 19.9 of the Master Lease, wherever else in the Master Lease the word “Tenant” appears, for the purposes of this Sublease, the word “Sublessee” shall be substituted; wherever in the Master Lease the word “Lease” appears, for the purposes of this Sublease, the word “Sublease” shall be substituted; except where the word “Landlord” appears in the definition of “PARKING” in the Reference Pages of the Master Lease, in Sections 1.3 and 1.4 of the Master Lease, in Articles 6, 7, 9, 13, 15, 16 and 17 of the Master Lease, in Section 19.9 of the Master Lease, in Articles 22, 23, 24 and 25 of the Master Lease, and in Sections 30.1.1 through 30.2, inclusive of the Master Lease, wherever else in the Master Lease the word “Landlord” appears, for the purposes of this Sublease, the word “Sublessor” shall be substituted; and wherever in the Master Lease the word “Term” appears for purposes of this Sublease the Term (as defined in Section 2.1 hereof) shall be substituted.  Sublessee hereby acknowledges that it has read and is familiar with the terms of the Master Lease and agrees that this Sublease is subordinate and subject to the Master Lease, and that any termination of the Master Lease shall likewise terminate this Sublease.  Anything in this Sublease to the contrary notwithstanding, the following provisions of the Master Lease are not incorporated herein (the “Excluded Provisions”) and Sublessee shall have no liability or obligation with respect to any Excluded Provisions:

•

All of the defined terms included in the Reference Pages other than BUILDING, PREMISES ADDRESS, PREMISES, PREMISES RENTABLE AREA, BUILDING RENTABLE AREA, TERMINATION DATE, TENANT’S PROPORTIONATE SHARE FOR EXPENSES, TENANT’S PROPORTIONATE SHARE FOR TAXES,

ASSIGNMENT/ SUBLETTING FEE, AFTER-HOUSE HVAC COST, PARKING, and BUILDING BUSINESS HOURS;

•	Sections 2 and 2.2 (Term);
•	Section 3 (Rent);
•	Article 5 (Security Deposit);
•	Section 19.3 (Remedies);
•	Article 27 (Notices);
•	Article 34 (Commissions);
•	Article 40 (Option to Extend);
•	Article 42 (Termination Option);
•	Article 43 (Non-Compete); and
•	Exhibit B, Schedule II (Initial Alterations).

4.2       Time Allowances; Consents:  Except for the payment of Rent by Sublessee to Sublessor pursuant to this Sublease and the Excluded Provisions, Sublessee shall perform all other obligations which are imposed on Sublessee to the extent of incorporation of the Master Lease into this Sublease on or before the date which is one (1) business day prior to the date on which Sublessor is required to perform such obligation as Tenant under the Master Lease.  All other time limits, cure periods, notice periods and the like which are incorporated herein from the Master Lease shall expire on the date which is two (2) business days prior to the date on which such periods expire with respect to Sublessor as Tenant under the Master Lease.  In the event of any conflict between the terms and provisions of (i) the Master Lease and/or the Consent and Waiver and (ii) this Sublease, the terms and provisions of this Sublease shall prevail and control.

4.3       Master Lease Modification:  Anything in this Sublease to the contrary notwithstanding, with respect to the rights and obligations of Sublessor and Sublessee under this Sublease, the provisions of the Master Lease which are operative as between Sublessor and Sublessee are modified as follows:

(a)        Sublessee shall have no obligation to pay any Monthly Installment of Rent or additional rent to Master Lessor pursuant to the Master Lease, all of which shall be paid by Sublessor to Master Lessor as and when due.  Sublessee shall have the right to exercise all of Sublessor’s rights pursuant to Articles 22 and 23 of the Master Lease and with respect to all of Sublessor’s rights to parking as set forth in the Master Lease, in each case as attorney in fact for Sublessor, which right shall be coupled with an interest and irrevocable during the Term.  Except as otherwise modified by the terms and conditions of this Sublease and except for any negligent act or omission of Sublessor, Sublessee hereby covenants and agrees to comply with and perform all obligations of Sublessor under the Master Lease first arising or accruing during the Term and pertaining to the Premises, including, without limitation, all maintenance and repair obligations, all insurance obligations, all indemnification obligations of Tenant thereunder, and any liability accruing from Sublessee’s failure to pay the same when due thereunder.  Sublessee agrees that whenever the consent of Master Lessor is required under the terms of the Master Lease with respect to any action, Sublessee shall obtain the consent of Sublessor (which consent shall not be unreasonably withheld, conditioned or delayed, and if Master Lessor consents to such request pursuant to the terms and conditions of the Master Lease, Sublessor shall also give its consent to such Sublessee request) and of Master Lessor prior to taking such action and that Sublessor shall, in no event, be liable to Sublessee for any claim, liability, loss, expense or damages whatsoever in the event Master Lessor should fail to give its consent.  In no event shall Sublessor be liable to Sublessee for any liability, loss, or damage whatsoever if Master Lessor should fail to perform its obligations under the Master Lease, nor shall Sublessee be entitled to withhold the payment of Rent or terminate this Sublease.  Sublessor shall have no obligations to Sublessee with respect to the Premises, the Building, the Common Areas or Master Lessor’s obligations under the Master Lease.  Sublessee shall have the right to enforce the Master Lease against Master Lessor or at Sublessee’s request (and at Sublessee’s cost and expense, which cost shall be preapproved by Sublessee), Sublessor shall enforce the Master Lease against Master Lessor if, in either case, Master Lessor shall default in its obligations under the Master Lease.  Prior to Sublessor or Sublessee making a claim against or filing a suit against Master Lessor, all of the following shall have occurred: (a) as to any alleged default under the Master Lease by Master Lessor which affects the Premises, Sublessee shall have first notified Sublessor in writing of such claim against Master Lessor for such default (which notice shall include a reasonably detailed description of Master Lessor’s alleged default under the Master Lease), and (b) all applicable cure periods available under the Master Lease to Master Lessor with respect to such alleged default shall have expired without Master Lessor’s cure of such alleged default.  In addition, Sublessee shall indemnify, protect, defend and hold Sublessor harmless from and against any and all claims, actions, demands, damages, judgments, losses, costs, and expenses (including, without limitation, reasonable attorneys’ fees and costs) which arise from or are in any way connected with any action, claim or suit brought by Sublessor (at the request of Sublessee) or Sublessee against Master Lessor for any reason whatsoever in connection with the Master Lease, including without limitation, an action to cause Master Lessor to cure a default thereunder.  Nothing set forth in this Sublease shall affect or impair Sublessee’s right to seek or obtain equitable relief from a court of competent jurisdiction against Master Lessor and/or Sublessor with respect to any breach or threatened breach of the Master Lease and/or this Sublease.

4.4       Use; Surrender:  Sublessee may use the Premises only for general office use, and in no event for any other use prohibited or restricted by the Master Lease or by applicable law.  Sublessee shall not commit (or permit to be committed by or on behalf of Sublessee or any of its employees, agents, contractors, visitors, invitees, licensees, subtenants or assigns (collectively, “Sublessee Parties”)) in or on the Premises, the Building, or the Common Areas, any acts or omissions which shall violate any term or condition of the Master Lease.  Without limitation of the foregoing, Sublessee agrees not to commit any waste or damage, or allow any waste or damage to be committed by the Sublessee Parties, in or on any portion of the

Premises, the Building, or the Common Areas.  On or before the Expiration Date or sooner termination of this Sublease, Sublessee shall deliver up the Premises to Sublessor in the condition required under Section 26 of the Master Lease which is incorporated herein (including, without limitation, if required under the Master Lease, the removal of any and all Alterations, Tenant improvements and Tenant’s furniture, fixtures, equipment and other Personal Property, installed or placed upon the Premises by Sublessee on or after the Commencement Date and to the extent required by the Master Lease).  Sublessee shall arrange to meet Master Lessor and Sublessor for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but not more than sixty (60) days) before the Expiration Date, and the second to occur not later than forty-eight (48) hours after Sublessee has vacated the Premises, time being of the essence as to each such date.  Sublessee’s obligations with respect to the surrender of the Premises shall be as set forth in Sections 26.2 and 26.3 of the Master Lease, except that Sublessee shall have no obligation to remove any Alterations to the Premises made by Master Lessor and Sublessee shall have no obligation pursuant to Section 26.3 of the Master Lease for any repair or restoration of the Premises as provided in the Master Lease due to Alterations made to the Premises by Master Lessor prior to the Commencement Date.

5.         Right to Cure Defaults:

5.1       Sublessor’s Rights:  If Sublessee fails to pay any sum of money to Sublessor which is due from Sublessee to Sublessor pursuant to the terms of this Sublease, or fails to perform any other act on its part to be performed hereunder, then Sublessor may, but shall not be obligated to, after the passage of any applicable notice and cure periods, make such payment or perform such act.  All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Rent payable by Sublessee to Sublessor upon demand, together with interest thereon at the Interest Rate, from the date of the expenditure until repaid.

5.2       Sublessor Default:  Sublessor shall not be in default or breach of this Sublease unless and until it has received written notice from Sublessee identifying the default or breach and, in the case of any monetary default by Sublessor pursuant to this Sublease or the Master Lease, five (5) days have elapsed from Sublessor’s receipt of such notice and the default or breach has not been cured within such five-day period, and in the case of any nonmonetary  default thirty (30) days have elapsed from the date of Sublessor’s receipt of such notice and the default or breach has not been cured within such 30-day period; provided, however, that if the nature of the nonmonetary default or breach reasonably requires more than thirty (30) days to cure, Sublessor shall not be in default or breach of this Sublease so long as it has commenced to cure the nonmonetary default or breach within such 30-day period and is diligently prosecuting the same to completion but in no event shall such cure period exceed ninety (90) days.  The foregoing provisions of this Section 5.2 shall not affect or impair any obligation of Sublessor pursuant to the Master Lease.  Under no circumstance shall Sublessor be deemed in default or breach of this Sublease as a result of Master Lessor’s default or breach of its obligations under the Master Lease provided, however, that Sublessor has notified Master Lessor thereof and Sublessor has provided a copy of such notice to Sublessee at the same time.

6.         Indemnification:  Sublessee shall indemnify, defend, protect and hold Sublessor harmless from and against all costs, expenses (including reasonable attorneys’ fees), fines, suits,

claims, demands, liabilities and actions resulting from any breach, violation or non-performance of any covenant or condition hereof by Sublessee or any Sublessee Parties, or from the use or occupancy of the Premises, the Building, or the Common Areas by Sublessee or any Sublessee Parties but expressly excluding those arising or resulting from Master Lessor’s or Sublessor’s negligence or willful misconduct and those arising from the presence or release of Hazardous Materials in or from the Premises, the Building and/or the Common Areas prior to the Commencement Date.  Sublessor shall indemnify, defend, protect and hold Sublessee harmless from and against all costs, expenses (including reasonable attorneys’ fees), fines, suits, claims, demands, liabilities and actions resulting from any breach, violation or non-performance of any covenant or condition hereof or of the Master Lease by Sublessor and those arising from the presence or release of Hazardous Materials in or from the Premises, the Building and/or the Common Areas prior to the Commencement Date, but expressly excluding those arising from the negligence or willful misconduct of Sublessee after the Commencement Date.  In no event, however, shall Sublessor or Sublessee be liable for consequential, indirect, punitive or statutory damages.  Sublessee’s and Sublessor’s obligations under this Section shall expressly survive the expiration or earlier termination of this Sublease.

7.         Broker:  Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers other than Cushman & Wakefield, Inc. and Newmark Knight Frank, Inc. (collectively, the “Brokers”).  Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by any other agent, broker, salesman or finder as a consequence of said party’s actions or dealings with such agent, broker, salesman, or finder.  Sublessor shall pay the commissions due to the Brokers pursuant to a separate agreement and hereby indemnifies Sublessee with respect thereto.  The parties’ obligations under this Section shall survive the expiration or earlier termination of this Sublease.

8.         Authority to Execute:  Sublessee and Sublessor each represents and warrants to the other that each person executing this Sublease on behalf of each party is duly authorized to execute and deliver this Sublease on behalf of that party.

9.         Holdover:  Sublessee has no right to retain possession of the Premises or any part thereof beyond the Expiration Date or sooner termination of this Sublease.  Any penalties to Sublessor caused by Sublessee’s hold over shall be for the account of Sublessee.

10.       Condition Precedent:  This Sublease and Sublessor’s and Sublessee’s obligations hereunder are subject to: (i) Sublessor providing written notice to Master Lessor (with a simultaneous copy to Sublessee) in accordance with the Master Lease within one (1) business day after execution of this Sublease by Sublessor and Sublessee (the “Notice”) and requesting Master Lessor’s consent to this Sublease and thereafter obtaining the written consent of Master Lessor on terms and conditions acceptable to both Sublessor and Sublessee, each in their sole and unfettered discretions, and (ii) Master Lessor waiving its right to terminate the Master Lease pursuant to Section 9.3 of the Master Lease (the “Consent and Waiver”).  If such Consent and Waiver of Master Lessor is not obtained within fifteen (15) days after the execution of this Sublease, then upon written notice from Sublessee to Sublessor (a “Termination Notice”), this Sublease shall terminate and be void and of no force or effect, and neither Sublessor nor

Sublessee shall have any claims against or obligation to the other under this Sublease.  If the Consent and Waiver of Master Lessor is not obtained within fifteen (15) days after the execution of this Sublease, and Sublessee do not elect to terminate this Sublease, then this Sublease shall continue until the earlier to occur of the giving of a Termination Notice or the receipt of such Consent and Waiver.  If such Consent and Waiver is obtained on terms and conditions acceptable to Sublessor and Sublessee as aforesaid, neither Sublessor or Sublessee shall thereafter have any right to terminate this Sublease on account of such Consent and Waiver.  Sublessee shall have no obligation to pay any Monthly Installment of Total Gross Rent until that date which is three (3) months after the Commencement Date.   Without limiting the unfettered discretion of the parties to accept or reject Master Lessor’s Consent and Waiver, neither Sublessor (except as hereinafter set forth) nor Sublessee shall have any obligation to expend any sums in order to obtain Master Lessor’s Consent and Waiver, and shall have no liability for the failure of Master Lessor to provide its Consent and Waiver, provided however, that Sublessor and Sublessee shall use commercially reasonable efforts to obtain such Consent and Waiver as soon as possible and Sublessor shall pay the Assignment/Subletting Fee to Master Lessor at the time of the Notice, any outstanding commission obligation due pursuant to Section 9.3 of the Master Lease, and any amount due to Master Lessor pursuant to Section 9.6 of the Master Lease upon Master Lessor’s demand or notice.  Such Consent and Waiver shall specifically include Master Lessor’s acknowledgment of the parking rights of Sublessee hereunder.

11.       As-Is; No Warranties:  Sublessor has made no representations or warranties of any kind, whether express or implied, as to the condition of the Premises, the Building, the Common Areas, the Personal Property (as defined below), or any other property, or the suitability of the Premises, the Building, the Common Areas, or the Personal Property for Sublessee’s activities and use.  Sublessee acknowledges that prior to signing this Sublease, it has had the opportunity to inspect and research the Premises, the Building, and the Common Areas and to contact the Master Lessor in order to independently satisfy itself as to the condition of same, including without limitation, the presence or absence of Hazardous Materials.  Sublessee enters and agrees to use the Premises at its own risk, “as is”, and subject to any defects (whether patent or latent, known or unknown).  Sublessee waives and disclaims all warranties with respect to the Premises, the Building, and the Common Areas, whether express or implied, and assumes the risk that its inspections and inquiry of the Master Lessor did not reveal adverse or unexpected conditions.  Anything herein to the contrary notwithstanding, Sublessor hereby assigns to Sublessee all warranties of Master Lessor made pursuant to the Master Lease.

12.       Sublessee’s Insurance:  Sublessee shall maintain at its expense at all times while this Sublease remains in effect all policy or policies of insurance required of the Tenant under the Master Lease, in the policy limits and in the form required thereunder.  To the extent the Master Lessor is required to be named as an “additional insured” under the Master Lease, both Master Lessor and Sublessor shall be named as “additional insureds” by way of policy endorsement (ISO Form CG 20 11 01 96 with respect to the public liability and property damage policy) under all such insurance policies obtained by Sublessee.  Sublessee shall provide Sublessor and Master Lessor with satisfactory evidence of such policy or policies prior to the Commencement Date, and thereafter promptly after request by Sublessor or Master Lessor.  Sublessee’s worker’s compensation insurer shall waive all rights of subrogation against Sublessor.

13.       Personal Property:  During the Term of this Sublease, Sublessee shall have the right to use the personal property located in the Premises as of the Commencement Date and as set forth on the list of Personal Property attached hereto as Exhibit C-1 (collectively, the “Personal Property”).  Sublessor acknowledges that Sublessee is taking possession of the Personal Property on an “as is, where is, with all faults” basis, and that Sublessee is not relying on any representations or warranties of any kind whatsoever with respect to the Personal Property, express or implied, including, without limitation, any implied warranties as to merchantability or fitness for a particular purpose; provided, however, that Sublessor represents and warrants for the benefit of Sublessee that Sublessor owns the Personal Property free and clear of all liens and security interests.  Sublessor shall have no obligation to repair, maintain, replace or insure the Personal Property, all of which shall be at the sole election of Sublessee and Sublessee may dispose of all or any part of the Personal Property at any time.  On the first day of the second to last month of the Term of this Sublease, title to the Personal Property shall automatically transfer to Sublessee so long as Sublessee is not then in default under the Sublease beyond all applicable notice and cure periods.  Notwithstanding that the foregoing transfer of title to the Personal Property shall be automatic and self-executing, Sublessor agrees to promptly execute and deliver to the Bill of Sale attached hereto as Exhibit “C”, and incorporated herein (“Bill of Sale”); provided, however, that Sublessor’s failure to deliver the Bill of Sale shall in no way limit or otherwise affect the transfer of title to the Personal Property.  Sublessee has paid One Dollar ($1.00) to Sublessor for the Personal Property to be transferred as provided herein.

14.       Maintenance Obligations:  Sublessee shall at its sole cost, perform all maintenance, repair and replacement obligations of Tenant under the Master Lease with respect to the Premises.

15.       Air Conditioning and Heating:  Sublessee shall be responsible for and shall pay as Additional Rent, the costs for heating and air conditioning service to the Premises at times other than during “Normal Business Hours” for the Building pursuant to the Master Lease.  Any Air Conditioning and Heating for time outside Normal Business Hours shall be for the account of Sublessee and shall be considered Additional Rent hereunder.

16.       Signage:  Sublessee shall have no right to place, install, or maintain signage on the Building, or within the Common Areas, provided, however, that Sublessor will request Master Lessor to install Building Standard identification signage for Sublessee outside the principal entry to the Premises and on the building directory signage (but Sublessee agrees and acknowledges that Sublessor provides no assurance or indication of the likelihood that such signage request will be approved by Master Lessor).  If Master Lessor agrees to the request or otherwise allows Sublessee to install signage outside the Premises and/or on the Building directory, then all costs and expenses related to the production, installation and removal of such signage shall be borne solely by Sublessee.

17.       Subleasing:  Sublessee shall have no right to sub-sub-lease the Premises without the prior written consent of Sublessor and Master Lessor, which consent may be withheld in either of their sole discretion.  Sublessee’s rights to assign this Sublease shall otherwise be governed by Article 9 of the Master Lease.

18.       Miscellaneous:

18.1     Entire Sublease; Amendment:  This Sublease (which includes all exhibits hereto) embodies the entire Sublease and understanding between the parties relating to the subject matter hereof, and all prior negotiations, agreements and understandings, oral or written, are hereby revoked, cancelled and rescinded and are all merged herein and superseded hereby.  Any amendment to this Sublease, including, without limitation, any oral modification supported by new consideration, must be reduced to writing and signed by both parties in order to be effective.

18.2     Counterparts; Waiver:  This Sublease may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  Any waiver of the performance of any covenant, condition or promise by either party, in order to be effective, must be in a writing signed by the party who has allegedly waived the covenant, condition or promise in question.

18.3     Severability:  Should any part, term or provision of this Sublease or any document required herein to be executed or delivered be declared invalid, void or unenforceable, all remaining parts, terms and provisions hereof shall remain in full force and effect and shall in no way be invalidated, impaired or affected thereby.

18.4     Interpretation:  The neuter gender includes the feminine and masculine, and vice-versa, and the singular number includes the plural.  The word “person” includes, in addition to any natural person, a corporation, partnership, firm, trust, association, governmental body or other entity.  Whether expressly stated or not in this Sublease, any indemnification, release, waiver, hold harmless, covenant to protect or covenant to defend made in this Sublease by one party in favor of the other party shall benefit not only such other party but each and all of its officers, directors, agents, employees, successors and assigns.  The captions of the sections of this Sublease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, or aid in the interpretation, construction or meaning of the provisions of this Sublease.

18.5     Attorneys’ Fees:  Subject to Section 4.1 of this Sublease, Section 19.4 of the Master Lease shall be applicable to any litigation arising out of or in connection with this Sublease.

18.6     Construction:  The parties hereto agree that each party and its counsel or advisor have reviewed and revised this Sublease and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Sublease or any amendments or exhibits hereto.

18.7     Notice:  Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other party or any other person shall be in writing and served personally, sent by certified first-class mail, return receipt requested or sent by a commercial overnight courier service (e.g. FedEx).  Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party shall be addressed to the other party at the address set forth below:

If to Sublessee:

Ocular Therapeutix, Inc.

McCarter & English, LLP

265 Franklin Street

Boston, MA  02110

Attn: Jonathan Sparks, Esquire

If to Sublessor:

Holcim (US) Inc.

6211 N. Ann Arbor Rd.

Dundee, MI 48131

Attn: Facilities Manager

With copies to:

Holcim (US) Inc.

6211 N. Ann Arbor Rd.

Dundee, MI 48131

Attn: Legal Department

If to Master Lessor:

CCC Investors LLC

c/o National Development

2310 Washington Street

Newton Lower Falls, MA 02462

Attn:  Check Landry, Vice President, Asset Management

Either party may change its address by notifying the other party of the change of address.  Notices shall be effective when received or refused, as evidenced by return receipt or courier’s receipt slip.

18.8     Limitation of Liability:  No personal liability or personal responsibility is assumed by, or shall at any time be asserted or enforceable against, Sublessor’s or Sublessee’s respective directors, officers, employees, consultants or advisors on account of this Sublease or on account of any covenant, undertaking or agreement of Sublessor or Sublessee contained in this Sublease.

18.9     No Press Release:  Except as may be required by applicable law, neither Sublessor nor Sublessee shall intentionally issue any public press release announcing the signing or existence of this Sublease.

18.10   Intentionally Omitted.

18.11   Alterations and Signage:  Sublessor recognizes and agrees that Sublessee is making certain internal reconfigurations of the Premises in order to prepare the Premises for its intended occupancy and is also seeking to erect certain external signage on the Building.  Accordingly, Sublessor consents to such internal reconfigurations and external signage subject to receiving more detailed plans of the same and will reasonably cooperate with Sublessee to obtain the consent of Master Sublessor to Sublessee’s proposed internal alterations and exterior signage.  The internal alterations are targeted to create an open workspace environment including, without limitation, a lounge area to foster such open workspace.  The alterations will include demolition of several offices and the training area on the first level, south end of the Building.  Prior to commencing the internal alterations, design plans will be prepared and submitted to Sublessor and Master Lessor.  With respect to the exterior signage, signage similar to the Sublessee’s signage located at 15 Crosby Drive, Bedford, is substantially being proposed for the Building.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLESSEE:	OCULAR THERAPEUTIX, INC.

	By:	/s/ Donald Notman
	Name:	Donald Notman
	Its:	Chief Financial Officer

SUBLESSOR:	HOLCIM (US) INC.

	By:	/s/ Ian Johnston
	Name:	Ian Johnston
	Its:	Chief Financial Officer

-  Signature Page to Sublease -

Exhibit A

Master Lease – Attached

- Ex A-1  -

LEASE RAR2-CROSBY CORPORATE CENTER QRS, INC., a Maryland corporation Landlord, and HOLCIM (US) INC., a Delaware corporation Tenant

TABLE OF CONTENTS

Page

1. USE AND RESTRICTIONS ON USE 1
2. TERM 2
3. RENT 3
4. RENT ADJUSTMENTS 4
5. SECURITY DEPOSIT 6
6. ALTERATIONS 8
7. REPAIR 8
8. LIENS 9
9. ASSIGNMENT AND SUBLETTING 9
10. INDEMNIFICATION 11
11. INSURANCE 11
12. WAIVER OF SUBROGATION 12
13. SERVICES AND UTILITIES 12
14. HOLDING OVER 13
15. SUBORDINATION 14
16. RULES AND REGULATIONS 14
17. REENTRY BY LANDLORD 14
18. DEFAULT 14
19. REMEDIES 15
20. TENANT'S BANKRUPTCY OR INSOLVENCY 18
21. QUIET ENJOYMENT 18
22. CASUALTY 18
23. EMINENT DOMAIN 19
24. SALE BY LANDLORD 20
25. ESTOPPEL CERTIFICATES 20
26. SURRENDER OF PREMISES 20
27. NOTICES 21
28. TAXES PAYABLE BY TENANT 21
29. INTENTIONALLY DELETED 21
30. PARKING 21
31. DEFINED TERMS AND HEADINGS 22
32. TENANT'S AUTHORITY 22
33. FINANCIAL STATEMENTS AND CREDIT REPORTS 23
34. COMMISSIONS 23
35. TIME AND APPLICABLE LAW 23
36. SUCCESSORS AND ASSIGNS 23

i

TABLE OF CONTENTS
(continued)

		Page
37.	ENTIRE AGREEMENT	23
38.	EXAMINATION NOT OPTION	23
39.	RECORDATION	23
40.	OPTION TO EXTEND	23
41.	LIMITATION OF LANDLORD'S LIABILITY	24
42.	TERMINATION OPTION	24
43.	NON-COMPETE.	24

EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES

EXHIBIT A-1 – SITE PLAN

EXHIBIT B – INITIAL ALTERATIONS

EXHIBIT C – COMMENCEMENT DATE MEMORANDUM

EXHIBIT D – RULES AND REGULATIONS

EXHIBIT E – FORM OF LETTER OF CREDIT

EXHIBIT F –TENANT'S EXCLUSIVE PARKING SPACES

EXHIBIT G – CLEANING SPECIFICATIONS

ii

OFFICE LEASE REFERENCE PAGES BUILDING: 24 Crosby Drive Bedford, Massachusetts 01730 LANDLORD: RAR2-CROSBY CORPORATE CENTER QRS, INC., a Maryland corporation LANDLORD'S ADDRESS: c/o RREEF 4 Technology Drive Westborough, Massachusetts 01581 WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT: RAR2-CROSBY CORPORATE CENTER QRS, INC. 6l.L46003-Crosby Corp. Ctr.-24 P.O. Box 9046 Addison, TX 75001-9046 LEASE REFERENCE DATE: March£. 2013 TENANT: HOLCIM (US) INC., a Delaware corporation TENANT'S NOTICE ADDRESS: (a) As of beginning of Term: 24 Crosby Drive Bedford, Massachusetts 01730 Attn: Legal Department (b) Prior to beginning of Term (if different): 20 I Jones Road Waltham, Massachusetts 02451 Attn: Legal Department PREMISES ADDRESS: 24 Crosby Drive Bedford, Massachusetts 01730 PREMISES: The portion of the Building shown on the location plan attached hereto as Exhibit A, but specifically excluding the exterior portions thereof PREMISES RENTABLE AREA: Approximately 30,036 rentable square feet. BUILDING RENTABLE AREA: Approximately 30,036 rentable square feet. COMMENCEMENT DATE: December I, 2013. TERM OF LEASE: Approximately ten (10) years, four (4) months, beginning on the Commencement Date and ending on the Termination Date. TERMINATION DATE: March 31, 2024 RENT COMMENCEMENT DATE: April!, 2014 iii

ANNUAL RENT and MONTHLY INSTALLMENT OF RENT(Article 3):

Period		**Rentable Square Footage**	**Annual Rent Per Square Foot**	**Annual Rent**	**Monthly Installment of Rent**
From	**Through**				
Commencement Date	March 31, 2014 (the "Free Base Rent Period")	30,036	$0.00*	$0.00*	$0.00*
Rent Commencement Date	November 30, 2014	30,036	$21.50	$645,774.00	$53,814.50
December 1, 2014	November 30, 2015	30,036	$22.00	$660,792.00	$55,066.00
December 1, 2015	November 30, 2016	30,036	$22.50	$675,810.00	$56,317.50
December 1, 2016	November 30, 2017	30,036	$23.00	$690,828.00	$57,569.00
December 1, 2017	November 30, 2018	30,036	$23.50	$705,846.00	$58,820.50
December 1, 2018	November 30, 2019	30,036	$24.00	$720,864.00	$60,072.00
December 1, 2019	November 30, 2020	30,036	$24.50	$735,882.00	$61,323.50
December 1, 2020	November 30, 2021	30,036	$25.00	$750,900.00	$62,575.00
December 1, 2021	November 30, 2022	30,036	$25.50	$765,918.00	$63,826.50
December 1, 2022	Termination Date	30,036	$26.00	$780,936.00	$65,078.00

*Notwithstanding anything to the contrary set forth above, except during the Early Access Period (as defined in **Exhibit B**), Tenant shall pay for its electricity for the Premises during the Free Base Rent Period in accordance with the terms and provisions of this Lease.

BASE YEAR (EXPENSES): Calendar Year 2014 (January 1, 2014 through December 31, 2014).

BASE YEAR (TAXES): Fiscal Year 2014 (July 1, 2013 through June 30, 2014).

TENANT'S PROPORTIONATE SHARE FOR EXPENSES: One Hundred and 00/100 percent (100%).

TENANT'S PROPORTIONATE SHARE FOR TAXES: Nine and 04/100 percent (9.04%) (which is the percentage derived by dividing the Premises Rentable Area by the Rentable Square Footage of the "Parcel" (as such term is defined in Section 4.1.3) and multiplying the result thereof by 100).

SECURITY DEPOSIT: One Hundred Fifty Thousand and No/100 Dollars ($150,000.00), in the form of a letter of credit pursuant to Article 5.

ASSIGNMENT/SUBLETTING FEE: One Thousand and No/100 Dollars ($1,000.00).

AFTER-HOURS HVAC COST: $40.00 per hour, subject to reasonable adjustment by Landlord from time to time.

PARKING: One hundred two (102) non-exclusive parking spaces (based upon a parking ratio of 3.4 parking spaces per 1,000 rentable square feet of Premises Rentable Area) and three (3) exclusive parking spaces, which three (3) exclusive parking spaces are located in the locations identified on **Exhibit F** attached hereto at the front entrance of the Building with appropriate signage therefor provided by Landlord, all subject to the terms

iv

Initials

and provisions of Article 30. REAL ESTATE BROKERS DUE COMMISSIONS: Cushman & Wakefield of Massachusetts, Inc. and Cassidy Turley. TENANT'S NAICS CODE: 238110 BUILDING BUSINESS HOURS: 8 a.m. to 6 p.m., Monday through Friday; 8 a.m. to I p.m., Saturday. AMORTIZATION RATE: Eleven percent (II%). ALLOWANCE: One Million Three Hundred Fifty-Nine Thousand Three Hundred Seventy Three and 45/100 Dollars ($1,359,373.45), subject to the terms and provisions of Exhibit B. The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall controL This Lease includes Exhibits A through Q, all of which are made a part of this Lease. LANDLORD: RAR2-CROSBY CORPORATE CENTER QRS, INC., a Maryland corporation By: RREEF America, LLC, a Delaware limited liability company, its Authorized Agent TENANT: HOLCIM (US) INC., a Delaware corporation By: Nam_e_: -O c.w-,-ccL-r'' -':U:--:Vte_--'----v' c.e_ Pr Title: Dated: _ ,)_ ,_/;' -')ij,J.._. 7 v

LEASE

By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages. The Premises are depicted on the floor plan attached hereto as **Exhibit A**, and the Building is depicted on the site plan attached hereto as **Exhibit A-1**. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.

1. **USE AND RESTRICTIONS ON USE**. The Premises are to be used solely for general office purposes, all only to the extent permitted by applicable law (collectively, the "Permitted Uses"). Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them, or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant's sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof. On the Delivery Date (as hereinafter defined), Landlord shall deliver the Premises to Tenant in compliance with the Americans With Disabilities Act of 1990, and any amendments thereto (the "ADA"), at Landlord's sole cost and expense, but specifically excluding Tenant's layout of its personal property, including without limitation, partitions, cubicles and equipment. Subject to the foregoing obligation of Landlord, following the Delivery Date, Tenant shall be responsible for ensuring that the Premises comply with the ADA at Tenant's sole cost and expense. Subject to emergencies, Landlord's after-hours security measures and events beyond Landlord's reasonable control, Tenant shall have access to the Premises on a twenty-four (24) hour per day, seven (7) day per week basis; provided, however, that Tenant shall be responsible for furnishing its own security for the Premises at Tenant's sole cost and expense.

1.2 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the "Tenant Entities") to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes (collectively "Hazardous Materials"), presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively "Environmental Laws"), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 31) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2.

1.3 During the Term, Tenant and the Tenant Entities will be entitled to the non-exclusive use, in common with others entitled thereto, of: (a) the common areas of the Building as they exist from time to time during the Term; (b) the Parking Facility (as hereinafter defined) serving the Building, subject to the terms and provisions of Article 30 and Landlord's rules and regulations regarding such use; (c) the full-service cafeteria located (i) between the buildings known as and numbered 20 Crosby Drive and 22 Crosby Drive (collectively, the "Amenity Complex"), and (ii) in the building located at 34 Crosby Drive, subject to Landlord's and any operator's rules and regulations regarding such use and subject to any expenses or fees charged by Landlord or such operator from time to time in connection therewith; (d) the conference center for the Crosby Corporate Center (the "Park") located within the Amenity Complex, subject to Landlord's and any operator's rules and regulations regarding such use and subject to any expenses or fees charged by Landlord or such operator from time to time in connection therewith; and (e) the fitness center for the Park located within the Amenity Complex, subject to Landlord's and any operator's rules and regulations regarding such use and subject to any expenses or fees charged by Landlord or such operator from time to time in connection therewith. During the Term of this Lease, Landlord shall (1) use commercially reasonable efforts to cause a full servicc cafeteria, conference center and fitness center to be operated at the Park in the same manner as the same are being operated as of the Lease Reference Date, including without limitation, providing an unstaffed fitness center in the Park for general availability to Tenant and Tenant's employees, with no user or membership fees being charged to Tenant and its employees, and which fitness center will contain men's and women's locker rooms with shower facilities, cardiovascular equipment, free weights, strength training equipment and stretching areas; and (2) in any event, cause at least one (l) full-service cafeteria to be operated at the Park; all as described above in this Section !.3. Notwithstanding the foregoing, in no event will Tenant or the Tenant Entities park more vehicles in the Parking Facility than provided in the Reference Pages. Except for the Exclusive Parking Spaces (as hereinafter defined) and as otherwise expressly set forth in this Lease, the foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces. 1.4 Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises or any portion of the Premises visible from outside the Premises, any sign, symbol, advertisement or the like visible to public view outside of the Premises. Landlord will not withhold consent for any signs and lettering to the entry doors to the Premises, provided that such signs or lettering comply with law, and provided that Tenant has submitted to Landlord a plan or sketch in reasonable detail (showing, without limitation, size, color, location, materials and method of affixation) of the sign to be placed on such entry doors. Notwithstanding the foregoing to the contrary, Landlord shall provide Building standard signage for Tenant on the building directory and main entrance to the Premises, as well as interior directional signage in the Building and identification signage at the Exclusive Parking Spaces, all at Landlord's sole cost and expense, all of which signage shall be non-exclusive. Notwithstanding anything to the contrary set forth in this Section 1.4, so long as (a) Tenant has submitted to Landlord a plan or sketch in reasonable detail {showing, without limitation, size, color, location, materials and method of affixation) of the moderate Tenant identification sign that Tenant may desire to install on the exterior of the Building in a location to be mutually agreed upon by Landlord and Tenant (the "Tenant's Exterior Building Signage"), (b) Tenant obtains all necessary permits, approvals and licenses with respect to Tenant's Exterior Building Signage from all applicable governmental authorities, (c) Tenant obtains Landlord's prior written consent (which may be granted or withheld in Landlord's reasonable discretion), and (d) Tenant has not assigned this Lease with respect to more than twenty-five percent (25%) of the original Premises or subleased more than twenty-five percent (25%) of the original Premises in the aggregate (whether pursuant to a single transaction or through multiple transactions) during the period that Tenant's Exterior Building Signage will remain in place on the exterior of the Building, then Tenant shall have the right, at Tenant's sole cost and expense, to install Tenant's Exterior Building Signage on the Building in accordance with the provisions of this Section 1.4. Upon the expiration or earlier termination of the Term, Tenant shall remove Tenant's Exterior Building Signage, at Tenant's sole cost and expense, and repair and restore the exterior portion of the Building where Tenant's Exterior Building Signage was located to a condition consistent with the remaining exterior portion of the Building where Tenant's Exterior Building Signage was located. Tenant hereby acknowledges and agrees that if at any time following the Commencement Date, Tenant has assigned this Lease with respect to more than twenty-five percent (25%) of the original Premises or subleased more than twenty-five percent (25%) of the original Premises in the aggregate (whether pursuant to a single transaction or through multiple transactions), then Landlord may, at its option, require that Tenant's Exterior Building Signage be removed by Tenant, at Tenant's sole cost and expense, in accordance with the foregoing terms and provisions. 2. TERM. The Term of this Lease shall begin on the Commencement Date and shall terminate on the Termination Date, unless sooner terminated or extended pursuant to the provisions of this Lease. Landlord shall tender possession of the Premises to Tenant on the first (I") day after the Landlord's Work (as hereinafter defined) has been substantially completed in accordance with the plans attached hereto as Schedule IV to Exhibit B as certified by Landlord's engineer, except for items of work that can be completed after delivery of the Premises to Tenant has occurred without preventing Tenant from performing the Tenant's Work (as hereinafter defined) (i.e., so-called "punch list" items) and Tenant has been given notice thereof (the "Delivery Date"). Landlord shall complete all such "punch list" items within a reasonable thne after the date of such notice, and Tenant shall afford Landlord access to the Premises for such purposes. Tenant shall also have the right to deliver a punch list of items not completed within thirty (30) days after the Delivery Date and Landlord agrees to proceed with due diligence to perform its obligations regarding such items. Tenant shall, at Landlord's request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Delivery Date, Commencement Date, Rent Commencement Date, Tennination Date, Termination Option Deadline (as hereinafter defined), Early Termination Date (as hereinafter defmed), Termination Fee (as hereinafter defined), and, if necessary, a revised rent schedule (the "Commencement Date Memorandum"). Should Tenant fail to do so within thirty (30) days after 2

Landlord's request, the information set forth in such Commencement Date Memorandum provided by Landlord shall be conclusively presumed to be agreed and correct. 2.2 Subject to any Force Majeure Events (as hereinafter defined) and/or any Tenant Delay (as hereinafter defined), including, without limitation, during the Early Access Period, Landlord shall use reasonable efforts to (a) complete ninety percent (90%) of the Landlord's Work on or before July I, 2013, and (h) cause the Delivery Date to occur by August I, 2013 (the "Scheduled Delivery Date"). Except as otherwise set forth hereinbelow, Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises by the Scheduled Delivery Date or any other particular date with the Landlord's Work substantially completed for any reason, Landlord shall not be liable for any damage resulting from such inability, but Tenant shall not be liable for any rent until the time when Landlord can, after notice to Tenant, deliver possession of the Premises to Tenant, and no such failure to give possession of the Premises to Tenant by any particular date shall affect the other obligations of Tenant under this Lease. Notwithstanding the foregoing, in the event that Landlord has not caused the Delivery Date to occur by July I, 2013, then Landlord shall grant Tenant the right to access the Premises during the Early Access Period to perform the Tenant's Work subject to, and in accordance with, the terms and provisions of Section 5.3 of Exhibit B. If any delay in Landlord's completion of the Landlord's Work is the result of a Tenant Delay, the Commencement Date and the Rent Commencement Date under this Lease shall be accelerated by the number of days of such Tenant Delay, but in no event to a date earlier than the original Commencement Date. Without limiting the foregoing, in the event that Landlord does not deliver possession of the Premises to Tenant by the Scheduled Delivery Date in the condition required hereunder, then, subject to delays caused by any Force Majeure Event, Tenant Delay, casualty or taking by eminent domain (in which case, the Scheduled Delivery Date shall be postponed one (1) day for each one (I) day of such delay), in addition to the Free Annual Rent Period, Tenant shall be entitled to an abatement of one(!) day's initial Annual Rent for each one (I) day following the Scheduled Delivery Date that Landlord does not deliver possession of the Premises to Tenant by in the condition required hereunder; provided, however, that Landlord's installation of a sub-meter for the Premises shall not be subject to the foregoing penalties unless it is not installed on or before the Commencement Date. As used herein, the term "Tenant Delay" shall mean (i) Tenant's umeasonable failure to agree to any reasonable applicable plans and specifications relating to the Landlord's Work (if any), (ii) Tenant's request for materials, fmishes or installations other than Landlord's standard except those, if any, that Landlord shall have expressly agreed to finnish without extension of time agreed by Landlord, (iii) Tenant's change in any plans or specifications relating to the Landlord's Work, (iv) the performance or completion by Tenant, or any person or entity employed by Tenant, of any work on or about the Premises, including, without ]imitation, the Tenant's Work or any disharmony, labor disturbance or interference with the Landlord's Work caused by such performance or completion, or (v) any other act or omission by Tenant or any of its agents, employees, representatives or contractors. 2.3 Intentionally Omitted. 3. RENT. Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first (1'') day of each full calendar month during the Term, except that the first(!") full month's rent shall be paid upon the execution of this Lease. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Annual Rent based upon a 365-day calendar year (consistent with Section 4.6). Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent. If an Event of Default occurs, Landlord may require by notice to Tenant that all subsequent rent payments be made by an automatic payment from Tenant's bank account to Landlord's account, without cost to Landlord. Tenant must implement such automatic payment system prior to the next scheduled rent payment or within ten (10) days after Landlord's notice, whichever is later. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent. 3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease more than once in any twelve (12) month period, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00); or (b) five percent (5%) of the unpaid rent or other payment. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant's obligation for each successive month until paid. The provisions of this Section 3.2 shall in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord's remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after the date due. 3

4. RENT ADJUSTMENTS. For the purpose of this Article 4, the following terms are defined as follows: 4.1.1 Lease Year: Each January I through December 31 falllng partly or wholly within the Term. 4.1.2 Expenses: All costs of operation, maintenance, repair, replacement and management of the Building (including the amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas; waste disposal; the cost of janitorial services; the cost of security and alarm services (including any central station signaling system); the Building's pro-rata share of the costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, the Amenity Complex, window cleaning costs; labor costs; costs and expenses of managing the Building including management fees; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and pa)Toll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith; and any repair, management, insurance and maintenance costs and expenses related to the common areas of all buildings in the Park, including the parking areas and other properties surrounding such buildings. In addition, and except as otherwise expressly set forth hereinbelow in this Section 4.1.2, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant's Proportionate Share of: (a) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; and (b) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building as of the Delivery Date; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time. Landlord agrees that any income generated solely from the Amenity Complex shall first be used by Landlord to off-set the costs of operating the Amenity Complex and only any additional costs following such set-off shall be considered Expenses hereunder. Notwithstanding the foregoing to the contrary, Expenses shall not include: (i) depreciation or amortization of the Building or equipment in the Building except as expressly provided herein; (ii) loan principal payments; (iii) costs of alterations of tenants' premises; (iv) leasing commissions; (v) interest expenses on Jong term borrowings; (vi) legal fees or other expenses incurred in connection with enforcing leases with tenants in the Building other than Tenant; (vii) rental on ground leases or other underlying leases and the costs of providing the same; (viii) salaries and benefits of (A) personnel above the grade of property manager and (B) other employees of Landlord or its agent(s) not directly employed in the management or operation of the Building or the Park; (ix) any liabilities, costs or expenses associated with or incurred in connection with the removal, enclosure, encapsulation or other handling of Hazardous Materials and the cost of defending against claims in regard to the existence or release of Hazardous Materials at the Building or the Park (except with respect to those costs for which Tenant is otherwise responsible pursuant to the express terms of this Lease); (x) costs of any items for which Landlord is or is entitled to be paid or reimbursed by insurance; (xi) increased insurance or Taxes assessed specifically to any tenant of the Building or the Park for which Landlord is entitled to reimbursement from any other tenant (excluding Tenant in both instances); (xii) charges for electricity, water, or other utilities, services or goods and applicable taxes for which Tenant or any other tenant, occupant, person or other party is obligated to reimburse Landlord or to pay to third parties; (xiii) costs of any HVAC, janitorial or other services provided to tenants on an extra cost basis after Building Business Hours; (xiv) cost of any work or services performed for any facility other than the Building or the Park; (xv) amounts paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services for the Building or the Park to the extent the same exceeds the costs of such goods and!or services rendered by unaffiliated third parties on a competitive basis; (xvi) except as expressly provided in this Lease, the cost of any item that, under generally accepted accounting principles, is properly classified as a capital expense; (xvii) late fees or charges incurred by Landlord due to late payment of any Expenses or Taxes, except to the extent attributable to Tenant's actions or inactions; (xviii) costs of acquiring, securing, cleaning or maintaining sculptures, paintings and other works of art; (xix) Taxes or taxes on Landlord's business (such as income, excess profits, franchise, capital stock, estate and inheritance taxes); (xx) charitable or political contributions; (xxi) reserve funds; (xxii) Landlord's general corporate overhead and general and administrative expenses and any portion of Expenses that are not directly attributable to the operation or management of the Building and the Park (e.g., the activities of Landlord's officers and executives or professional development expenditures), except to the extent included in the management fee permitted hereby; (xxiii) costs related to public transportation, transit or vanpools; 4

(xxiv) advertising costs; and (xxv) management fees paid or charged by Landlord in connection with the management of the Building and the Park to the extent such management fee is in excess of competitive market management fees customarily paid or charged by landlords of comparable buildings in the vicinity of the Building (but not to exceed five percent (5%) of gross base rent and additional rent from the Building during the particular Lease Year in question). Further notwithstanding anything to the contrary contained herein, during the initial Term of this Lease, Expenses shall not include, and Landlord shall not be entitled to recover from Tenant, the cost of replacing the roof of the Building or any HVAC units located on the roof of the Building or in the Building (unless such replacement is necessitated by the negligent acts or omissions of Tenant or Tenant's willful misconduct) and Tenant shall have the benefit of any construction warranties relating to the Landlord's Work, including, without limitation, those relating to the VAV boxes and HVAC controls. 4.1.3 Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Parcel and the buildings thereon, or with respect to any huprovements, fixtures and equipment or other property of Landlord, real or personal, located on the Parcel and used in connection with the operation of such buildings and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Parcel (or any individual components thereof) or any taxes to be paid by Tenant pursuant to Article 28. For purposes of determining Tenant's Proportionate Share For Taxes, the "Parcel" shall mean, collectively, the six (6) buildings located at 20 Crosby Drive (consisting of approximately 78,689 rentable square feet), 22 Crosby Drive (consisting of approximately 54,067 rentable square feet), 24 Crosby Drive (consisting of approximately 30,036 rentable square feet), 26 Crosby Drive (consisting of approximately 38,863 rentable square feet), 28 Crosby Drive (consisting of approximately 121,063 rentable square feet) and 30 Crosby Drive (consisting of approximately 9,449 rentable square feet), and the connecting corridors, all located in Bedford, Massachusetts, it being understood and agreed that all of the foregoing buildings, collectively, are treated as a single parcel for purposes of determining Taxes. In calculating Tenant's Proportionate Share For Taxes with respect to the Premises, the "Rentable Square Footage of the Parcel" described in the Reference Pages above reflects the combined rentable area in the foregoing buildings, collectively, and "Tenant's Proportionate Share For Taxes" with respect to the Premises, as described above, is based upon the foregoing Rentable Square footage of the Parcel (i.e., 332,167). However, notwithstanding the foregoing, if one or more buildings are removed from the group of buildings comprising the Parcel, as described above in this Section, whether as a result of a sale or demolition of the building(s), a reconfiguration of the Parcel or otherwise, or if one or more buildings owned by Landlord are added to the group of buildings comprising the Parcel, as described above in this Section, then the defmition of "Parcel" and the "Rentable Square Footage of the Parcel," as described above, and "Tenant's Proportionate Share For Taxes" with respect to the Premises, shall be appropriately modified or adjusted to reflect the deletion or addition of such buildings, and, if Tenant's Proportionate Share For Taxes with respect to the Premises is based upon increases in Taxes over a Base Year, then Taxes for the Base Year shall be restated on a going forward basis effective as of the date such buildings are deleted or added to the definition of Parcel as described in this Section. 4.2 If in any Lease Year, Expenses paid or incurred shall exceed Expenses paid or incurred in the Base Year (Expenses), Tenant shall pay, as additional rent for such Lease Year, Tenant's Proportionate Share For Expenses of such excess. If in any Lease Year, Taxes paid or incurred by Landlord in any Lease Year shall exceed the amount of such Taxes which become due and payable in the Base Year (Taxes), Tenant shall pay as additional rent for such Lease Year, Tenant's Proportionate Share For Taxes of such excess. 4.3 Landlord will use reasonable efforts to make the annual determination of Expenses within one hundred fifty (!50) days after the end of each Lease Year and such determination shall be (a) prepared in reasonable line item detail, consistently applied, on an accrual basis, and (b) binding upon Landlord and Tenant, subject to the provisions of this Section 4.3. During the Term, Tenant may review, at Tenant's sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord's agent, during normal business hours, upon giving Landlord five (5) days advance written notice within ninety (90) days after receipt of such determination, but in no event more often than once in any one (I) year period, subject to execution of a confidentiality agreement acceptable to Landlord, and provided that if Tenant utilizes an independent accountant or other qualified real estate consultant to perform such review it shall be one which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement. If Tenant fails to object to Landlord's determination of Expenses within ninety (90) days after receipt of such determination, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination. Should any such audit reveal that Landlord has overcharged Tenant for any Expenses during the Lease Year in question, Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if the 5

Lease has been terminated, refund the difference in cash within sixty (60) days. Should any such audit reveal that the total additional rent that Tenant actually paid pursuant to this Article 4 during such period on account of Expenses for the Lease Year in question is less than Tenant's liability for Expenses for such Lease Year, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days. In the event that Tenant's review indicates that Tenant was overcharged in the aggregate for such Expenses for such applicable Lease Year by an amount that is greater than five percent (5%) of the Expenses that Tenant should have paid for such Lease Year, then Landlord shall pay the reasonable and actual costs of Tenant's review for such applicable Lease Year as evidenced by invoices provided by Tenant to Landlord for such costs, up to Four Thousand and Noll 00 Dollars ($4,000.00). In the event that during all or any portion of any Lease Year or Base Year, the Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to detennine Expenses that would have been paid or incurred by Landlord had the Building been one hundred percent (100%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such Lease Year. 4.4 By May I" of each Lease Year, Landlord will use reasonable efforts to time estimate Tenant's liability for Expenses and/or Taxes under Section 4.2, Article 6 and Article 28 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto. 4.5 When the above mentioned actual determination of Tenant's liability for Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then: 4.5.1 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is less than Tenant's liability for Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord's bill therefor; and 4.5.2 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is more than Tenant's liability for Expenses and/or Taxes, then Landlord shall promptly credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if the Lease has terminated, refund the difference in cash within sixty (60) days. Tenant shall not be entitled to a credit by reason of actual Expenses and/or Taxes in any Lease Year being less than Expenses and/or Taxes in the Base Year (Expenses and/or Taxes). 4.6 If the Commencement Date is other than January I or if the Tennination Date is other than December 31, Tenant's liability for Expenses and Taxes for the Lease Year in which said Commencement Date occurs shall be prorated· based upon a three hundred sixty-five (365) day year. 5. SECURITY DEPOSIT. The required Security Deposit shall be in the form of an Irrevocable Standby Letter of Credit (the "letter of credit") in the amount set forth in the Reference Pages and substantially in the form attached hereto as Exhibit E. Under any circumstance under which Landlord is entitled to the use of all or any part of the Security Deposit, then Landlord, in addition to all other rights and remedies provided under this Lease, shall have the right to draw down all or a p01tion of the full balance of the letter of credit and retain the proceeds. The following terms and conditions shall govern the letter of credit: 5.1 Upon expiration of the Term, the letter of credit shall be returned to Tenant when Tenant is entitled to a return of its Security Deposit pursuant to Section 5.9 below. 5.2 The letter of credit shall be in favor of Landlord, shall be issued by a commercial bank reasonably acceptable to Landlord, shall comply with all of the terms and conditions of this Article 5, shall be substantially in the form attached hereto as Exhibit E and shall otherwise be reasonably acceptable to Landlord. If, at any time while the letter of credit is outstanding, (a) the issuing bank is declared insolvent or taken into receivership by the Federal Deposit Insurance Corporation or any other govermnental agency, or is closed for any reason, or (b) Landlord reasonably believes that the issuing bank may be or become insolvent or otherwise unable to meet its obligations, then, not later than thirty (30) days after written notice from Landlord, Tenant shall cause the existing letrer of credit to be replaced by a new letter of credit issued by another commercial bank reasonably acceptable to Landlord, with such new letter of credit to comply with all of the terms and conditions of this Section 5.2. If Tenant fails to deliver an acceptable replacement letter of credit within such thirty (30) 6 day period, Landlord shall have the right to present the existing letter of credit to the issuing bank for payment, and the entire sum so obtained shall be paid to Landlord, to be held by Landlord until Tenant provides a replacement letter of credit or Tennant would otherwise be entitled to the return of the Security Deposit, and shall be retained by Landlord if a default of Tenant should occur hereunder. 5.3 The initial letter of credit shall have an expiration date not earlier than twelve (12) months after the Commencement Date. A draft of the form ofletter of credit must be submitted to Landlord for its approval prior to issuance. 5.4 The letter of credit or any replacement letter of credit shall be irrevocable for the term thereof and shall automatically renew on a year to year basis until a period ending not earlier than three (3) months after the Termination Date ("End Date") without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew the letter of credit by giving written notice to Landlord not less than sixty (60) days prior to the expiration of the then current term of the letter of credit that it does not intend to renew the letter of credit. Tenant understands that the election by the issuing bank not to renew the letter of credit shall not, in any event, diminish the-obligation of Tenant to maintain such an irrevocable letter of credit in favor of Landlord through such date. 5.5 Upon and during the continuance of any Event of Default, Landlord or its then managing agent, shall have the right from time to time to make one or more draws on the letter of credit at any time that Landlord has the right to use all or a part of the Security Deposit pursuant to this Article 5, and the proceeds may be applied as permitted under this Article 5. The letter of credit must state that it can be presented for payment at the office of the issuer or an approved correspondent in the metropolitan area in which the Building is located. Funds may be drawn down on the letter of credit upon presentation to the issuing or corresponding bank of Landlord's (or Landlord's then managing agent's) certificate stating as follows: ""[Beneficiary] is entitled to the use of Applicant's Security Deposit pursuant to that certain Lease dated March_, 2013, between RAR2-Crosby Corporate Center QRS, Inc., as Landlord, and Holcim (US) Inc., as Tenant, as amended from time to time.'' It is understood that if Landlord or its managing agent be a corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity). 5.6 Tenant acknowledges and agrees (and the letter of credit shall so state) that the letter of credit shall be honored by the issuing bank without inquiry as to the truth of the statements set forth in such draw request and regardless of whether the Tenant disputes the content of such statement. 5.7 In the event of a transfer of Landlord's interest in the Premises, Landlord shall have the right to transfer the letter of credit to the transferee and Tenant shall take whatever action reasonably necessary to effectuate such transfer and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability related to the letter of credit and it is agreed that the provisions hereof shall apply to every transfer or assignment of said letter of credit to a new landlord; provided, however, that Landlord or the new landlord pays all fees to the issuer necessary to evidence such transfer. 5.8 Without limiting the generality of the foregoing, if the letter of credit expires earlier than the End Date, or the issuing bank notifies Landlord that it will not renew the letter of credit, Landlord shall accept a renewal thereof or substitute letter credit (such renewal or substitute letter of credit to be in effect not later than ten (10) days prior to the expiration of the expiring letter of credit), irrevocable and automatically renewable as above provided to the End Date upon the same terms as the expiring letter of credit or upon such other terms as may be acceptable to Landlord. However, if(a) the letter of credit is not timely renewed, or (b) a substitute letter of credit, complying with all of the terms and conditions of this Section is not timely received, then Landlord may present the expiring letter of credit to the issuing bank, and the entire sum so obtained shall be paid to Landlord, to be held by Landlord in accordance with this Article 5. Notwithstanding the foregoing, Landlord shall be entitled to receive from Tenant reimbursement for Landlord's actual and reasonable attorneys' fees incurred in connection with the review of any proposed substitute letter of credit pursuant to this Section 5.8, not to exceed One Thousand Five Hundred and No/100 Dollars ($1,500.00) in each instance. 5.9 The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord's damage in case of Tenant's default. If Tenant defaults beyond the expiration of applicable notice and cure periods with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to 7 spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion is so used, Tenant shall within five (5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant's obligations under this Lease have been fulfilled. 6. ALTERATIONS. Except for the Tenant's Work, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Landlord's prior consent shall not be required, but prior written notice shall be provided to Landlord, for painting the interior walls of the Premises, putting wallpaper or other covering on the interior walls of the Premises, installing and/or replacing carpeting within the Premises, or performing other cosmetic or decorative alterations or additions within the Premises, but not for hanging signs and decorative items, such as art work and pictures, on the interior walls within the Premises (which actions shall be subject to the terms and provisions of Article 43 and the rules and regulations). 6.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using, at Tenant's option, either Landlord's contractor or a contractor reasonably approved by Landlord, in either event at Tenant's sole cost and expense. If Tenant shall employ any contractor other than Landlord's contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. In any event, Landlord may charge Tenant a construction management fee not to exceed (a) five percent (5%) of the hard and soft cost of any work with a value and/or cost of One Hundred Thousand and No/100 Dollars ($100,000.00) or less, or (b) three percent (3%) of the hard and soft cost of any work with a value and/or cost in excess of One Hundred Thousand and No/IOO Dollars ($100,000.00), in each case in order to cover its overhead as it relates to such proposed work, plus third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due twenty (20) days after Landlord's demand therefor. 6.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations, using Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility, waivers of lien, surety company performance bonds and funded construction escrows and to protect Landlord and the Building and appurtenant land against any loss from any mechanic's, materialmen's or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Tenn, as such increase is ascertainable; at Landlord's election said sums shall be paid in the same way as sums due under Article 4. Landlord will, in connection with reviewing any particular request for alterations, additions or improvements, provide Tenant with a written statement as to whether the particular alteration, addition or improvement being requested will be required to be removed or restored by Tenant at the expiration or earlier termination of this Lease. In the event that Landlord fails to notify Tenant whether it approves or disapproves of Tenant's proposed alterations, additions or improvements within ten (lO) business days following Tenant's request for Landlord's consent therefor, then Tenant shall have the right to send a second (2'') written notice to Landlord requesting such consent and stating in bold uppercase letters at the top of such notice: "TIME SENSITIVE RESPONSE REQUIRED WITHIN TEN (10) DAYS FOLLOWING LANDLORD'S RECEIPT OF THIS LETTER OR DEEMED APPROVAL MAY OCCUR. PER SECTION 6.3 OF THE LEASE, LANDLORD HAS TEN (10) DAYS FROM ITS RECEIPT OF THIS LETTER TO APPROVE OR DISAPPROVE THE PROPOSED ALTERATIONS, ADDITIONS OR IMPROVEMENTS REQUESTED UNDER THIS LETTER OR SUCH ALTERATIONS, ADDITIONS OR IMPROVEMENTS REQUESTED MAY BE DEEMED APPROVED." Notwithstanding the foregoing to the contrary, the foregoing time periods for Landlord's approval or disapproval shall not commence unless and until Landlord has received all of the items required to be provided by Tenant pursuant to this Article 6 in connection with such proposed alterations, additions or improvements. 7. REPAIR. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except for the Landlord's Work specified in Exhibit B to this Lease and except that Landlord shall repair and maintain in 8 good working order, condition and repair (including making any reasonably necessary replacements) and in compliance with all applicable laws, the structural portions of the Building, including, without limitation, the roof, roof membrane, roof covering, concrete slab, footings, foundation, exterior walls of the Building, and plumbing, air conditioning, heating and electrical systems installed or furnished by Landlord throughout the Term, all subject to the terms and provisions of Article 4. Furthermore, Landlord shall maintain the Park in compliance with all applicable laws. By accepting delivery of the Premises on the Delivery Date, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them, except as set forth in the punch list to be delivered pursuant to Section 2.1. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease. 7.2 Tenant shall, at all times during the Term, keep the Premises in good condition and repair excepting damage by fire or other casualty and reasonable wear and tear, and in compliance with all applicable governmental laws, ordinances and regulations, promptly complying with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense, 7.3 Notwithstanding the terms and provisions of this Article 7, if, for more than five (5) consecutive business days following written notice from Tenant to Landlord, Landlord shall fail to commence and diligently pursue to completion the making of any repairs or the performance of any maintenance required of Landlord under this Lease, and the making of such repairs or the performance of such maintenance is within Landlord's reasonable control and not caused by Tenant's negligence or willful misconduct (subject in all cases to delays caused by Force Majeure Events), and as a result of such failure (a) Tenant shall not be reasonably able to use and occupy, or to have access to, the Premises, or a material portion of the Premises, as the case may be, for the normal conduct of Tenant's business operations, and (b) Tenant does not use or occupy the same during said period, then the obligation of Tenant to pay Annual Rent and additional rent hereunder shall be abated in proportion to the portion of the Premises that Tenant is unable to use as a result of such failure from the date such use and occupancy is impaired until the date immediately following the day on which such repairs or maintenance have been performed to allow Tenant to use such portion of the Premises (Landlord agreeing that it shall diligently pursue the making of such repairs and the performance of such maintenance until completion). The provisions of this Section 7.3 shall not limit or affect in any way the abatement rights of Tenant under Article 22. 7.4 Except as otherwise provided in Section 7.3 or Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises. Except to the extent, if any, prohibited by law, Tenant waives the right to make repairs at Landlord1 s expense under any law, statute or ordinance now or hereafter in effect. 8. LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant's leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within ten (\ 0) days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within five (5) days of Landlord's demand. 9. ASSIGNMENT AND SUBLETTING. Except as otherwise expressly set forth hereinbelow, Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation oflaw, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld or delayed, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least ten ( l 0 days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. Notwithstanding the foregoing to the contrary, either (a) a merger or consolidation of Tenant with another entity, (b) the assignment of this Lease or a sublease of a portion of the Premises to a subsidiary or Affiliate (as hereinafter defined) of Tenant, or (c) a transaction with a corporation to which substantially all of Tenant's assets are transferred, shall all be deemed an assignment of this Lease or a sublease of a portion of the Premises, as the case may be (any of such entity being, for the purposes of this Lease, a "Permitted Transferee"), but (i) not subject to any recapture rights of Landlord under Section 9.3, and (ii) Landlord's consent shall not be required therefor so long as: (A) such Permitted 9

Transferee executes an assignment and assumption agreement or a sublease agreement with Tenant, as the case may be, and such agreement contains (I) an assumption by such Permitted Transferee of all of the obligations of Tenant hereunder with respect to such assignment or sublease, as the case may be, including without limitation, the obligation to pay the Annual Rent, the additional rent and all other amounts provided for under this Lease in case of an assignment, and (2) an agreement by such Permitted Transferee to be and remain liable, jointly and severally, for all of Tenant's obligations under this Lease (and in the event that Holcim (US) Inc. remains a separate entity from such Permitted Transferee following such transaction, Holcim (US) Inc. shall so agree in writing as well), and in either case a copy of such agreement is delivered to Landlord within ten (10) days of such transaction; and (B) in the case of an assignment pursuant to item (b) hereinabove or a transaction described in item (c) hereinabove, at the time of such assignment or transaction, the Permitted Transferee has a tangible net worth, computed in accordance with generally accepted accounting principles consistently applied, at least equal to the tangible net worth of Tenant on the Lease Reference Date, and proof of such net worth satisfactory to Landlord shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such assignment or transaction. For the purposes hereof, an "Affiliate" of Tenant shall mean any entity which (v) controls, is controlled by or is under common control with Tenant, (w) results from a merger or c_onsolidation with Tenant, (x) acquires the business being conducted on the Premises by Tenant, (y) has entered into a management contract with Tenant, or (z) has at least a ten percent (10%) ownership interest in Tenant. 9.2 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease. 9.3 In addition to Landlord's right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of more than fifty percent (50%) but less than the entire Premises for the balance of the Term, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within thirty (30) days following Landlord's receipt of Tenant's written notice as required above. However, if Tenant notifies Landlord, within five (5) business days after receipt of Landlord's tennination notice, that Tenant is rescinding its proposed assignment or sublease, the termination notice shall be void and the Lease shall continue in full force and effect. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant's notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall, at Tenant's own cost and expense, discharge in full any outstanding commission obligation which may be due and owing as a result of any proposed assignment or subletting, unless the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant, in which case Landlord shall be responsible for any such leasing commission. 9.4 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as hereinafter defined), less the Costs Component (as hereinafter defined), when and as such Increased Rent is received by Tenant. As used in this Section, ''Increased Rent" shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The "Costs Component" is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire sublease term (in the case of a sublease) or the remainder of the Lease Term (in connection with an assignment), aJl reasonable and customary transaction costs actua1ly incurred by Tenant in connection with such sublease or assignment. 9.5 Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant's notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of 10

Tenant beyond applicable cure periods, if any, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation (meaning, Landlord or its brokers or representatives have provided such proposed assignee or sublessee with a term sheet, letter of intent, offer, or written proposal to which such prospective assignee or sublessee has submitted a written counter proposal to lease or sublease space in the Park during the immediately preceding six (6) month period); (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) is unreputable or incompatible with the character of occupancy of the Building and/or the Park in Landlord's commercially reasonable opinion; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would: (i) involve increased personnel or wear upon the Building; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or (iv) involve a violation of Section 1.2. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord's refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable. 9.6 Upon any request to assign or sublet, Tenant will pay to Landlord, on demand, a sum equal to all of Landlord's reasonable and actual out-of-pocket costs and expenses, including reasonable attorney's fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord's consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions ofthis Article 9 shall be void. 10. INDEMNIFICATION. None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the negligence or willful misconduct of Landlord or its agents, employees or contractors or other tenants. Tenant shall protect, indemnify and hold the Landlord Entities harmless fi'Om and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant's failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Article shall survive the tennination of this Lease with respect to any claims or liability accruing prior to such termination. 11. INSURANCE. Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $3,000,000 in the annual aggregate, or such higher amount as Landlord may reasonably and prudently require from time to time, covering bodily injury and property damage liability and $1 ,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) Worker's Compensation Insurance with limits as requited by statute with Employers Liability and limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease--each employee; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant's alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures) inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and (e) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income. 11.2 The aforesaid policies shall (a) be provided at Tenant's expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property-Special Form); (c) be issued by an insurance company with a minimum Best's rating of"A-:Vll" during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten (10) days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 27 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance. 11

11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises ("Work") the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work. 11.4 Landlord shall purchase and maintain during the Term with insurance companies qualified to do business in the Commonwealth of Massachusetts (except as otherwise set forth hereinbelow) such insurance in amounts and with deductibles as a reasonably prudent landlord would purchase and maintain with respect to a similar class of building as the Building in the Bedford, Massachusetts market area, including the following: (a) commercial general liability insurance for incidents occurring in the common areas of the Park, with coverage for premises/operations, personal injury, and for bodily injury and property damage per occurrence, together with such other coverages and risks as Landlord shall reasonably decide or a mortgagee may require; and (b) property insurance covering property damage to the Building and the Building structure (but excluding the Tenant's Work and any other alterations, additions or improvements performed by Tenant), for eighty percent (80%) of replacement cost value. The cost of any such insurance shall be included in Expenses pursuant to Section 4.1.2. 12. WAIVER OF SUBROGATION. So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence comp1iance with the aforementioned waiver. 13. SERVICES AND UTILITIES. Landlord agrees to furnish to the Premises at all times during the Term and in a manner consistent with a similar class office building as the Building in the Bedford, Massachusetts market area, the following services and utilities subject to the rules and regulations of the Building prescribed from time to time: (a) hot and cold water suitable for normal office use of the Premises; (b) heat and air conditioning required in Landlord's judgment for the use and occupation of the Premises during Building Business Hours (with Landlord being obligated to activate such heat and air-conditioning systems at no additional cost to Tenant in advance of Building Business Hours so that the Premises is maintained at comfortable temperatures during Building Business Hours); (c) nightly cleaning and janitorial service in accordance with the cleaning specifications attached hereto as Exhibit G; (d) elevator service by nonattended automatic elevators, if applicable; and (e) equipment to bring to the Premises electricity for lighting, convenience outlets and other normal office use. Landlord agrees to furnish cleaning and janitorial services after Building Business Hours on generally recognized business days (but exclusive of Saturdays, Sundays and national and local legal holidays). Landlord shall be responsible for snow removal in a manner consistent with properties of a similar caliber to the Park in the Bedford, Massachusetts area. Landlord will include electricity costs to operate the HVAC system serving the Premises in Expenses. To the extent that Tenant is not billed directly by a public utility, Tenant shall pay, within twenty (20) days of Landlord's demand, for all electricity used by Tenant in the Premises as measured by a submeter, including, all electricity for lights and plugs and supplemental HVAC. Except as otherwise set forth below in Section 13.1.1, the charge shall be at the rates charged for such services by the local public utility. Notwithstanding the terms and provisions of this Article 13, if, for more than five (5) consecutive business days following written notice from Tenant to Landlord, Landlord shall fail to commence and diligently pursue to completion the restoration of any utility or other service required to be provided by Landlord under this Lease following the interruption, curtailment or suspension of such utility or other service, and the restoration of any such utility or other service is within Landlord's reasonable control and not caused by Tenant's negligence or willful misconduct (subject in all cases to delays caused by Force Majeure Events), and as a result of such failure (i) Tenant shall not be reasonably able to use and occupy, or to have access to, the Premises. or a material portion of the Premises, as the case may be, for the normal conduct of Tenant's business operations without extraordinary and unreasonable measures being required to be taken by Tenant in order to do so, and (ii) Tenant does not use or occupy the same during said period, then the obligation of Tenant to pay Annual Rent and additional rent hereunder shall be abated in proportion to the portion of the Premises that Tenant is unable to use as a result of such failure from the date such use and occupancy is impaired until the date immediately following the day on which such interruption, curtailment or suspension ends and such service is restored (Landlord agreeing that it shall diligently pursue the restoration of any such utility or other service until restored). 13.1.1 Notwithstanding the foregoing to the contrary, if and to the extent that electricity for the Premises is submctcrcd by Landlord then as payment for such electricity, Tenant shall remit to Landlord as additional rent a sum equal to $1.50 per rentable square foot of the Premises per annum, which is Landlord's estimate of the appropriate electricity charge for the Premises as of the Lease Reference Date, with such amount to be increased from time to time by notice from Landlord to Tenant based on historical usage and cost or to the extent that the market therefor increases based upon 12

Landlord's judgment (the "Estimated Electricity Submeter Charge"), with 1/12 of such amount being due and payable in monthly installments concurrently with Tenant's payment of Monthly Instalhnent of Rent hereunder. 13.1.2 Landlord shall use reasonable efforts to review the total Estimated Electricity Submeter Charge paid by Tenant during the immediately preceding Lease Year within one hundred fifty (150) days after the end of such Lease Year and if the Estimated Electricity Submeter Charge that Tenant pays pursuant to Section 13.1.1 is less than the actual charges as measured by Landlord's submetering for such electricity for such applicable billing period, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord's bill therefor. If the Estimated Electricity Submeter Charge that Tenant pays during such applicable billing period pursuant to Section 13.1.1 is more than the actual charges as measured by Landlord's submetering for such electricity, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Section 13.1, or, if the Lease has been terminated, refund the difference to Tenant in cash within sixty (60) days of the applicable billing period. 13.2 Should Tenant require any additional work or service, as described above, including services furnished outside ordinary business hours specified above, Landlord may, on terms to be agreed, upon reasonable advance notice by Tenant, furnish such additional service and Tenant agrees to pay Landlord such charges as may be agreed upon, including any tax imposed thereon, but in no event at a charge more than Landlord's actual cost-. The current charge for after-hours HVAC service, which is subject to change at any time, is specified on the Reference Pages. 13.3 Wherever heat-generating machines or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system or Tenant allows occupancy of the Premises by more persons than the heating and air conditioning system is designed to accommodate, in either event whether with or without Landlord's approval, Landlord reserves the right to install supplementary heating and/or air conditioning units in or for the benefit of the Premises and the cost thereof, including the cost of installation and the cost of operations and maintenance, shall be paid by Tenant to Landlord within twenty (20) days of Landlord's demand. 13.4 Tenant will not, without the written consent of Landlord, use any equipment or device in the Premises that will cause Tenant's aggregate usage of machines, equipment or devices to exceed 400 amps at 480 volts in the aggregate for lights, plugs and supplemental HVAC (but excluding the standard HVAC serving the Premises), or which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises for the Permitted Uses, nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electrical current or water. If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Premises for the Permitted Uses, Tenant shall procure the prior written consent of Landlord for the use thereof, which Landlord may refuse, and if Landlord does consent, Landlord may cause a water meter or electric current meter to be insta11ed so as to measure the amount of such excess water and electric current. The cost of any such meters shall be paid for by Tenant. Tenant agrees to pay to Landlord within five (5) days of Landlord's demand, the cost of all such excess water and electric current consumed (as shown by said meters, if any, or, if none, as reasonably estimated by Landlord) at the rates charged for such services by the local public utility or agency, as the case may be, furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed. Tenant will not, without the written consent of Landlord, contract with a utility provider to service the 13.5 Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in the Building. Subject to Landlord's reasonable rules and regulations and the provisions of Articles 6 and 26, Tenant shall be entitled to the use of wiring ("Communications Wiring"), at its own risk, from the existing telecommunications nexus in the Building to the Premises, sufficient for the Permitted Uses. Tenant shall not install any additional Communications Wiring, nor remove any Communications Wiring, without in each instance obtaining the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. Landlord shall in no event be liable for disruption in any service obtained by Tenant pursuant to this Section. 14. HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate ("Holdover Rate") which shall be one hundred fifty percent (!50%) of the greater of (a) the amount of the Annual Rent for the last period prior to the date of such termination plus all Rent Adjustments under Article 4; and (b) the then market rental value of the Premises as determined by Landlord assuming a new lease of the Premises of the then usual duration and other terms, in either case, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord's election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be 13 deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord's right of reentry or any other right under this Lease or at law. 15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord's interest or estate in the Building, or any ground or underlying lease; provided, however, that (a) if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease be superior to any such instrument) then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument, and (b) Landlord shall use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement with Tenant on such ground lessor's, mortgagee's, trustee's or holder's standard form. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord's request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord, subject to Landlord using such commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement on such ground lessor's, mortgagee's, trustee's or holder's standard form as aforesaid. Notwithstanding the foregoing to the contrary, Landlord hereby represents and warrants to Tenant that there are no mortgages encumbering the Building as of the Lease Reference Date. 16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations. 17. REENTRY BY LANDLORD. Upon at least twenty-four (24) hours prior notice (which may be oral) and during Building Business Hours or outside of Building Business Hours if in the presence of a Tenant representative (except in the case of an emergency when no such notice or representative shall be required), Landlord shall have the right to re-enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant under this Lease, to show said Premises to prospective purchasers, mortgagees or tenants (but only during the last twelve (12) months of the Term for prospective tenants), and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors) windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17. 17.2 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord's possession, Landlord is authorized to gain access by such means as Landlord shall reasonably elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within twenty (20) days of Landlord's demand. 18. DEFAULT. Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease: 18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) business days after written notice that such payment was not made when due, but if any two (2) such notices shall be given, for the twelve (12) month period 14 commencing with the date of the second (2"') of such notices, the failure to pay within five (5) days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice. 18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within thirty (30) days (forthwith, if the fuilure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such thirty (30) day period, Tenant has commenced the cure within such thirty (30) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days. 18.1.3 Tenant shall fail to vacate the Premises immediately upon termination ofthis Lease, by lapse of time or otherwise, or upon tennination of Tenant's right to possession only. 18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statote, make an assigurnent for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof. 18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof. 18.2 Except as otherwise expressly set forth in Section 7.3, Landlord shall in no event be in default under this Lease unless Landlord shall neglect or fail to perform any of its obligations hereunder and shall fail to remedy the same within thirty (30) days after written notice to Landlord specifYing such neglect or failure, or if such failure is of such a nature that Landlord cannot reasonably remedy the same within such thirty (30) day period, Landlord shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity. 19. REMEDIES. Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively: 19.1.1Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease. 19.1.2 Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant's signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord's right to rent or any other right given to Landlord under this Lease or by operation of law. 19.1.3 Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of: (a) an amount equal to the then present value ofthe rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as additional rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the Premises for such residue; (b) the value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses described in Section 19.1.4 relating to recovery of the 15

Premises, preparation for reletting and for reletting itself; and (c) the cost of performing any other covenants which would have otherwise been performed by Tenant. 19.1.4 Upon any termination of Tenant's right to possession only without termination of the Lease: 19.1.4.1 Neither such termination of Tenant's right to possession nor Landlord's taking and holding possession thereof as provided in Section 19.1.2 shall terminate the Lease or release Tenant, in whole orin part, from any obligation, including Tenant's obligation to pay the rent, including any amounts treated as additional rent, under this Lease for the full Term, and if Landlord so elects Tenant shall continue to pay to Landlord the entire amount of the rent as and when it becomes due, including any amounts treated as additional rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term. 19.1.4.2 Landlord shall use commercially reasonable efforts to relet the Premises or portions thereof to the extent required by applicable law. Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease premises in the Building generally and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises or portions thereof over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available and that Landlord shall have the right to relet the Premises for_ a greater or lesser term than that remaining under this Lease, the right to relet only a portion of the Premises, or a portion of the Premises or the entire Premises as a part of a larger area, and the right to change the character or use of the Premises. In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall pay the cost thereof, together with Landlord's expenses of reletting, including, without limitation, any commission incurred by Landlord, within five (5) days of Landlord's demand. Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a credit worthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker's commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 9. 19.1.4.3 Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all rent, including any amounts treated as additional rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Landlord's expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney's fees and broker's commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant's future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant's benefit. 19.2 Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant's sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord's option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant's business resulting therefrom and Tenant agrees to reimburse Landlord within five (5) days of Landlord's demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate. 19.3 Tenant understands and agrees that in entering into this Lease, Landlord is relying upon receipt of all the Annual and Monthly Installments of Rent to become due with respect to all the Premises originally leased hereunder over the full initial Term of this Lease for amortization, including interest at the Amortization Rate. For purposes hereof, the "Concession Amount" shall be defined as the aggregate of all amounts forgone or expended by Landlord as free rent under this Lease, under Exhibit B hereof for the Landlord's Work, the Allowance, and for brokers' commissions and legal fees payable by reason of this Lease. Accordingly, Tenant agrees that if this Lease or Tenant's right to possession of the Premises 16 leased hereunder shall be terminated as of any date ("Default Termination Date") prior to the expiration of the full initial Term hereof by reason of a default of Tenant, there shall be due and owing to Landlord as of the day prior to the Default Termination Date, as rent in addition to all other amounts owed by Tenant as of such Default Termination Date, the amount ("Unamortized Amount") of the Concession Amount determined as set forth below; provided, however, that in the event that such amounts are recovered by Landlord pursuant to any other provision of this Article 19, Landlord agrees that it shall not attempt to recover such amounts pursuant to this Section 19.3. For the purposes hereof; the Unamortized Amount shall he determined in the same manner as the remaining principal balance of a mortgage with interest at the Amortization Rate payable in level payments over the same length of time as from the effectuation of the Concession Amount concerned to the end of the full initial Term of this Lease would be determined. The foregoing provisions shall also apply to and upon any reduction of space in the Premises, as though such reduction were a termination for Tenant's default, except that (i) the Unamortized Amount shall be reduced by any amounts paid by Tenant to Landlord to effectuate such reduction, and (ii) the manner of application shall be that the Unamortized Amount shall first be determined as though for a full termination as of the effective date of the elimination of the portion, but then the amount so determined shall be multiplied by the fraction of which the numerator is the rentable square footage of the eliminated portion and the denominator is the rentable square footage of the Premises originally leased hereunder; and the amount thus obtained shall be the Unamortized Amount. 19.4 In the event of any litigation arising out of or in connection with this Lease or the rights of the parties hereto relative to the Premises or the Park, the non-prevailing party will reimburse the prevailing party for the reasonable expenses incurred therein, including, but not limited to, court costs and reasonable attorneys' fees and expenses. In the event of any conflict between this provision and any other provision of this Lease concerning payment or reimbursement of attorneys' fees, costs and expenses, such other specific provision of this Lease will conttol. TENANT AND LANDLORD EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY. 19.5 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord or Tenant by reason of the violation of any of the terms, provisions and covenants contained in this Lease. 19.6 No act or thing done by Landlord or its agents dirring the Tenn shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by either party of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the tenns, provisions and covenants contained in this Lease. Landlord's acceptance of the payment of rental or other payments after the occurrence of an Event of Defuuk shall not be construed as a waiver of such Event of Default, unless Landlord so notifies Tenant in writing. Forbearance by either party in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Event of Default or of Landlord's right to enforce any such remedies with respect to such Event of Default or any subsequent Event ofDefuult. 19.7 Intentionally Deleted. 19.8 Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or oflaw, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant. 19.9 If (1) Landlord defaults in its obligations under this Lease to repair structural portions of the Building or certain portions of the plumbing, air conditioning, heating and electrical systems and (2) such default results in Tenant not being reasonably able to use and occupy, or to have access to, the Premises, or a materia) portion of the Premises, as the case may be, for the normal conduct of Tenant's business operations and (3) such default remains uncured after the expiration of any applicable notice and cure periods as set forth in Section 7.3 or Sectionl8.2 (subject in all cases to extension of such time periods due to Force Majeure Events), then, in addition to the remedies provided in Section 7.3 and Section 18.2, upon any failure of Landlord to cure any such default within five (5) business days after notice from Tenant to Landlord as specifically 17 set forth below, Tenant shall have the right to cnre such default of Landlord at Landlord's expense, whereupon Landlord shall reimburse Tenant for the amount of all reasonable costs actually incurred by Tenant In curing any such failure of Landlord within thirty (30) days following Landlord's receipt of an invoice therefor from Tenant (provided that Tenant had timely and properly given Landlord advance notice of its intention to exercise its self-help rights as required in the foregoing sentence and conducted such work in a good and workmanlike manner) (the "Offset Costs"). Tenant shall be deemed to have properly given written notice to Landlord uoder this Section 19.9 and to be entitled to exercise self-help pursuant to this Section I 9.9 only if the notice to Landlord states the following In capitalized and bold type on the first page of such notice: "LANDLORD IS HEREBY NOTIFIED THAT IT HAS FAILED TO PERFORM ITS OBLIGATIONS UNDER THE LEASE BEYOND APPLICABLE NOTICE AND CURE PERIODS AS DETAILED IN THIS LETTER AND IF SUCH FAILURE IS NOT CURED WITHIN FIVE (5) BUSINESS DAYS OF LANDLORD'S RECEIPT HEREOF, THEN SUCH FAILURE SHALL, UNDER THE CIRCUMSTANCES SET FORTH IN SECTION 19.9 OF THE LEASE, PERMIT TENANT TO EXERCISE SELF-HELP UNDER SAID SECTION 19.9.". 19.10 Intentionally deleted. 20. TENANT'S BANKRUPTCY OR INSOLVENCY. If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a "Debtor 1S Law1 ): ' 20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant's assets (each a "Tenant's Representative))) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor's Law. Without limitation of the generality of the foregoing, any right of any Tenant's Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that: 20.1.1.1 Such Debtor's Law shall provide to Tenant's Representative a right of assumption of this Lease which Tenant's Representative shall have timely exercised and Tenant's Representative shall have fully cured any default of Tenant under this Lease. Tenant's Representative or the proposed assignee, as the case shall be, shall have 20.1.1.2 deposited with Landlord as security for the timely payment of rent an amouot equal to the Security Deposit, and shall have provided Landlord with adequate other assurance of the future perfonnance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant's Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant's Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an Independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant's obligations under this Lease. 20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound. 20.1.1.4 Landlord shall have, or would have had absent the Debtor's Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned. 2l. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant) while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any Interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance. CASUALTY. In the event the Premises or the Building are damaged by fire or other cause and in Landlord's 22. reasonable estimation such damage can be materially restored within two hundred forty (240) days, Landlord shall forthwith 18 repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord's reasonable estimation of the length of time within which material restoration can be made, and Landlord's determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Tenant's use of the Premises for the purpose for which it was being used immediately before such damage. 22.2 If such repairs cannot, in Landlord's reasonable estimation, be made within two hundred forty (240) days, Landlord and Tenant shall each have the option of giving the other, at any time within ninety (90) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1. 22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the pany canying such insurance and under its sole control. 22.4 In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord (each, a "Force Majeure Event"), the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed. 22.5 Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord's notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering tl1e Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term. 22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant's responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request. 23. EMINENT DOMAIN. If all or any substantial part of the Premises which shall materially adversely interfere Tenant's use of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or 19 upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant's trade fixtures and moving expenses. Tenant shall make no claim for the value of any unexpired Term. 24. SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord's successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security. 25. ESTOPPEL CERTIFICATES. Within ten (10) business days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifYing: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (e) such other matters as may be requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (I0) day period Landlord or Landlord's beneficiary or agent may execute and deliver such certificate on Tenant's behalf, and that such certificate shall be fully binding on Tenant. 26. SURRENDER OF PREMISES. Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises. In the event of Tenant's failure to arrange such joint inspections and/or participate in either such inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration. 26.2 All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including, without limitation, carpeting (collectively, "Alterations"), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Notwithstanding the foregoing, if Landlord elects by notice given to Tenant at the time of Landlord's initial consent to any Alterations, Tenant shall, at Tenant's sole cost, remove any such Alterations, including carpeting, so designated by Landlord's notice, and repair any damage caused by such removal; provided, however, that, Tenant (a) shall not be required to remove customary building standard office Alterations (e.g., drywall partitions separating offices within the Premises), and (b) Tenant must, at Tenant's sole cost, remove upon termination of this Lease, any and aH of Tenant's furniture, furnishings, equipment, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property, as well as all data/telecommunications cabling and wiring installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling (collectively, "Personalty"). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal. In lieu of requiring Tenant to remove Alterations and Personalty and repair the Premises as aforesaid, Landlord may, by written notice to Tenant delivered at least thirty (30) days before the Termination Date, require Tenant to pay to Landlord, as additional rent hereunder, the cost of such removal and repair in an amount reasonably estimated by Landlord. 26.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant's obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any 20 additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease. 27. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant's Notice Address. 28. TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by Tenant's gross receipts or payroll or the value of Tenant's equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transactioi). or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant's equipment, furniture, fixtures and other personal property of Tenant located in the Premises. 29. INTENTIONALLY DELETED.PARKING. During the Term of this Lease, Tenant agrees to lease from Landlord and Landlord agrees to lease to Tenant, the number and type of parking spaces as set forth on the Reference Pages of this Lease. Except with respect to the three (3) exclusive parking spaces that Tenant shall be entitled to use in locations near the front entrance to the Premises as determined by Landlord from time to time during the Term (together, the "Exclusive Parking Spaces"), this right to park in the Building's parking facilities (the "Parking Facility") shall be on an unreserved, nonexclusive, "first come, first served basis," for passenger size automobiles in the Parking Facility, subject to the following terms and conditions: 30.1.1 Tenant shall at all times abide by and shall cause each of Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, "Tenant's Parties") to abide by any rules and regulations ("Rules") for use of the Parking Facility that Landlord or Landlord's garage operator reasonably establishes from time to time, and otherwise agrees to use the Parking Facility in a safe and lawful manner. Landlord reserves the right to adopt, modify and enforce the Rules governing the use of the Parking Facility from time to time including any key-card, sticker or other identification or entrance system and hours of operation. Landlord may refuse to permit any person who violates such Rules to park in the Parking Facility, and any violation of the Rules shall subject the car to removal from the Parking Facility. 30.1.2 Unless specified to the contrary in Section 30.1 above, the parking spaces hereunder shall be provided on a non-designated "frrst-come, first-served" basis. Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, disabled persons or for other tenants or guests, and Tenant shall not park and shall not allow Tenant's Parties to park in any such assigned or reserved spaces. Tenant may validate visitor parking by such method as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Tenant acknowledges that the Parking Facility may be closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modifY, re stripe or renovate the Parking Facility, or if required by casualty or any other Force Majeure Event. 30.1.3Tenant acknowledges that to the fullest extent permitted by law, Landlord shall have no liability for any damage to property or other items located in the parking areas of the Parcel (including without limitation, any loss or damage to tenant's automobile or the contents thereof due to theft, vandalism or accident), nor for any personal injuries or death arising out of the use of the Parking Facility by Tenant or any Tenant's Parties, unless such loss or damage results directly from Landlord's negligence or willful misconduct. Without limiting the foregoing, if Landlord arranges for the 21 parking areas to be operated by an independent contractor not affiliated with Landlord, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor. Except as otherwise set forth in the preceding sentences in this Section 30.1.3, Tenant and Tenant's Parties each hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant or any of Tenant's Parties arising as a result of parking in the Parking Facility, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant's Parties look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Facility. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord's agents. 30.1.4 Tenant's right to park as described in this Article and this Lease is exclusive to Tenant and shall not pass to any assignee or sublessee without the express written consent of Landlord. Such consent is at the sole discretion of the Landlord. 30.1.5 In the event any surcharge or regulatory fee is at any time imposed by any governmental authority with reference to parking, Tenant shall (commencing after two (2) weeks' notice to Tenant) pay, per parking pass, such surcharge or regulatory fee to Landlord in advance on the first day of each calendar month concurrently with the month installment of rent due under this Lease. Landlord will enforce any surcharge or fee in an equitable manner amongst the Building tenants. 30.2 If Tenant violates any of the terms and conditions of this Article, the operator of the Parking Facility shall have the right to remove from the Parking Facility any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such violation, without liability therefor whatsoever. In addition, Landlord shall have the right to cancel Tenant's right to use the Parking Facility pursuant to this Article upon ten (10) days' written notice, unless within such ten (10) day period, Tenant cures such default. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under this Lease. 31. DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. The terms "Tenant" and "Landlord11 or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term "rentable area" shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant's Proportionate Share shown on the Reference Pages; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or any business park or complex of which the Building is a part, remeasurement or other circumstance reasonably justifying adjustment. The term "Building" refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto. lf the Building is part of a larger complex of structures, the term "Building" may include the entire complex, where appropriate (such as shared Expenses or Taxes) and subject to Land1ord1S reasonable discretion. 32. TENANT'S AUTHORITY. If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury ("OFAC"); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App, § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 200 I) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: "List of Specially Designated Nationals and Blocked Persons." If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant. 22

33. FINANCIAL STATEMENTS AND CREDIT REPORTS. At Landlord's request, but not more often than once in any calendar year (except in the case of a sale, financing or refmancing of the Building when no such limitation shall apply), Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant's most recent audited financial statement, or, if unaudited, certified by Tenant's chief fmancial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report. 34. COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages. 35. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located. 36. SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease. 37. ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations, There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease. 38. EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bonnd by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant nntil such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month's rent as set forth in Article 3 and any sum owed pursuant to this Lease. 39. RECORDATION. Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration. 40. OPTION TO EXTEND. Provided that (a) this Lease is in full force and effect and Tenant is not in default nnder any of the other terms and conditions of this Lease at the time of notification and commencement, beyond applicable notice and cure periods, if any, and (h) Holcim (US) Inc. is leasing the entire original Premises at the time of notification and commencement, then Tenant shall have the option (the "Extension Option") to extend the Term of this Lease for a period of five (5) years (the "Extension Term"), commencing on the day immediately following the original Termination Date and expiring on the five (5) year anniversary of the original Termination Date, for the portion of the Premises being leased by Tenant as of the date the Extension Tennis to commence, on the same terms and conditions as set forth in this Lease, except as modified by the terms, covenants and conditions as set forth herein below: 40.1 If Tenant elects to exercise the Extension Option, then Tenant shall provide Landlord with written notice no earlier than the date which is fifteen (15) months prior to the original Termination Date, but no later than the date which is twelve (12) months prior to the original Termination Date. If Tenant fails to timely provide such written notice, Tenant shall have no further or additional right to extend the Tenn of the Lease for the Extension Term. 40.2 The Annual Rent and Monthly Installment in effect as of the day immediately preceding the Termination Date shall be adjusted to reflect the current fair market rental for comparable space in the Building and in other similar buildings in the same rental market as of the date the Extension Term is to commence, taking into account the specific provisions of the Lease which will remain constant. Landlord shall advise Tenant of the new Annual Rent and Monthly lnstallment for the Premises no later than thirty (30) days after receipt of Tenant's written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its Extension Option under this Article 40. If Tenant and Landlord are unable to agree on a mutually acceptable rental rate not later than sixty (60) days prior to the Termination Date, then Landlord and Tenant shall each appoint a ualified MAl appraiser doing business in the area, in turn those two (2) independent MAl appraisers shall appoint a third (3' ) MAl appraiser and the majority shall decide upon the fair market rental for the Premises as of the Termination Date. Landlord and Tenant shall equally share in the expense of 23 this appraisal except that in the event the Annual Rent and Monthly Installment is found to be within fifteen percent (15%) of the original rate quoted by Landlord, then Tenant shall bear the full cost of all the appraisal process. 40.3 This Extension Option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid Extension Option shall be "personal" to Holcim (US) Inc. as set forth above and that in no event will any assignee or sublessee have any rights to exercise the aforesaid Extension Option. 41. LIMITATION OF LANDLORD'S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord's interest in the Building, any insurance carried by Landlord for the Building, any rent payable by the tenants of the Park or the Building, and/or any sale proceeds from the sale of all or any portion of the Park, for the enforcement of a judgment (or other judicial decree) requiring the payment of money by Landlord to Tenant by reason of default, breach or event of default of Landlord in performance of its obligations under this Lease or Landlord's negligence. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager's trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages. The obligations of Tenant under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Tenant be liable to Landlord hereunder for any lost profits, damage to business, or any form ofspccial, indirect or consequential damages except as set forth in Article 14. 42. TERMINATION OPTION. Subject to the terms and conditions set forth in this Article 42, Tenant shall have the one-time option (the "Termination Option"), exercisable by written notice to Landlord (the "Termination Notice") given no later than March 31, 2019 (the "Termination Option Deadline"), to terminate the Lease Term as of March 31, 2020 (the "Early Termination Date"), time being of the essence with respect thereto. In connection with its exercise of the Termination Option, Tenant shall pay to Landlord a "Termination Fee" of One Million One Hundred Sixty-Four Thousand One Hundred Fifty-One and No/100 Dollars ($1,164,151.00), which is equal to the sum of (a) all of Landlord's unamortized transaction costs with respect to brokerage fees and the Allowance (collectively, the "Transaction Costs") based upon an interest factor of eight percent (8%) per annum for such amortization calculation, totaling Eight Hundred Three Thousand Seven Hundred Nineteen and No/100 Dollars ($803,719.00), and (b) the amount of Monthly Base Rent payable by Tenant as of the Termination Option Deadline multiplied by six (6), totaling Three Hundred Sixty Thousand Four Hundred Thirty-Two and No/100 Dollars ($360,432.00). The Termination Fee shall be paid by Tenant at the time of delivery of the Termination Notice. lf Tenant fails to (i) timely exercise the Termination Option in accordance with the provisions of this Article 42, or (ii) timely deliver to Landlord the Termination Fee, then the Termination Option and this Article 42 shall be null and void and without further force and effect. Tenant's right to terminate this Lease as set forth herein is conditioned upon (A) no Event of Default having occurred either on or before the date the Termination Notice is delivered to Landlord or the Early Termination Date, (B) this Lease being in full force and effect on the date the Termination Notice is delivered to Landlord and on the day immediately preceding the Early Termination Date, (C) Holcim (US) lnc. occupying the entire Premises from the Commencement Date through the date of Landlord's receipt of the Termination Notice, and (D) Landlord having received the Termination Fee when required as aforesaid. Notwithstanding the foregoing provisions of this Article 42, if Tenant timely exercises the Termination Option and thereafter an Event of Default occurs, then Landlord may elect to nullifY the exercise of the Termination Option by giving written notice thereof to Tenant on or before the Early Termination Date. Should Tenant effectively exercise its Termination Option as set forth herein, (l) the Term ofthis Lease shall automatically terminate on the Early Termination Date, with all the terms and conditions of this Lease, including, without limitation, the obligation to pay Annual Rent and the Monthly Installment of Rent, remaining in full force and effect until the Early Termination Date, and (2) Tenant shall relinquish, yield up and surrender the Premises on the Early Termination Date in accordance with the provisions ofthis Lease. 43. NON-COMPETE. Except as otherwise set forth in this Article 43, so long as (a) Tenant is not in default beyond applicable notice and cure periods under any term, covenant or condition of this Lease, (b) this Lease is then in full force and effect, and (c) Holcim (US) lnc. is the holder of the tenant's interest under this Lease and is occupying at least fifty percent (50%) of the Building for the Permitted Uses, then Landlord agrees that it shall not lease (and, unless Landlord may not unreasonably withhold consenLandlord shall not approve any sublease or assignment of), any space in the Building or the Park to (i) the following concrete companies: (l) MacClellan, and (2) Benevento Concrete; and (ii) the following cement companies: (l) Lafarge, (2) Lehigh, (3) Cemex, (4) Oldcastle, (5) Dragon Cement, (6) Esroc, and (7) Buzzi (each, a "Prohibited Tenant") without first obtaining the written consent of Tenant, which Tenant may withhold in its sole discretion. Notwithstanding the foregoing, the foregoing requirements in this Article 43 shall (A) not be deemed to prohibit any (x) merger or consolidation between any tenant of the Building or the Park from time to time with any Prohibited Tenant, (y) 24 corporate acquisition of any tenant of the Building or the Park from time to time by any Prohibited Tenant, or (z) corporate acquisition by any tenant of the Building or the Park from time to time of any Prohtbited Tenant; and (B) be personal to Holcim (US) Inc. and shall not pass to any subtenant of the Premises or assignee of the Lease that is not an Affiliate of Holcim (US) Inc. [SIGNATURES ON FOLLOWING PAGE] 25

LANDLORD: RAR2-CROSBY CORPORATE CENTER QRS, INC., a Maryland corporation TENANT: HOLCIM (US) INC., a Delaware corporation RREEF America, LLC, a Delaware limited liability company, its Authorized Agent By: 04 1: t ,:· == 'NL--c== --By: Name: Title: Dated: By: _ Name: Title: Dated: DD....J ,d (-Vi'-<-p Pt. · r; se.-.1-:>.IL \ A"\.L 2/N/rz /"'" :J-;rt 3/1 /1,2_ Of-fic.eM._ 26

EXHIBIT A-FLOOR PLAN DEPICTING THE PREMISES attached to and made a part of Lease bearing the Lease Reference Date of March, 2013 between RAR2-CROSBY CORPORATE CENTER QRS, INC., as Landlord, and HOLCIM (US) lNC., as Tenant Exhibit A is intended only to show the general layout of the Premises as ofthe beginning of the Term of this Lease. It does not in any way supersede any of Landlord's rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. distances shown should be taken as approximate. It is not to be scaled; any measurements or [See Attached] A·l Initials

• ' 0 0

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EXHIBIT A-1-SITE PLAN attached to and made a part of Lease bearing the Lease Reference Date of March , 2013 between RAR2-CROSBY CORPORATE CENTER QRS, INC., as Landlord, and HOLCIM (US) INC., as Tenant Exhibit A-1 is intended only to show the general location of the Building as of the Lease Reference Date. It does notin any way supersede any of Landlord's rights set forth In Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate. [See Attached] A-2 Initials

[LOGO]

EXHIBIT B-INITIAL ALTERATIONS attached to and made a part of Lease bearing the Lease Reference Date of March _, 2013 between RAR2-CROSBY CORPORATE CENTER QRS, INC., as Landlord, and HOLOM (US) INC., as Tenant 1. Delivery of Premises. Landlord, at its sole cost and expense, including related architectural and engineering expenses, shall use commercially reasonable efforts to deliver the Premises to Tenant with the base building work set forth on Schedule Ill attached hereto substantially completed pursuant to the plans attached to Schedule IV attached hereto and Section 2.1 of the Lease (collectively, the "Landlord's Work'), and Tenant shall not interfere with Landlord's performance of the Landlord's Work. With the exception of Landlord's performance of the Landlord's Work, the Premises shall be delivered to Tenant on the Delivery Date "as is, where is," without any representation or warranty by Landlord, and with no additional improvements, repairs or alterations. Tenant acknowledges and agrees that it has inspected the Premises and agrees to accept the Premises in their existing condition and that, with the exception of Landlord's performance of the Landlord's Work, Landlord shall have no obligation to construct any improvements therein. 2. Plans and Specifications. With Landlord's prior written approval and in accordance with this Lease, Tenant shall perform the work necessary to fit-up the Premises for the Permitted Uses (collectively, the "Tenant's Work"). Tenant shall prepare, at Tenant's sole cost and expense and in accordance with the requirements set forth in Schedule I attached hereto, all architectural, mechanical, and electrical plans and specifications relating to the construction of the Tenant's Work (collectively, the "Tenant's Plans"), frrst in preliminary form (collectively, the "Preliminary Plans"), and thereafter in working form (collectively, the "Working Drawings"), which Tenant's Plans shall be furnished to Landlord for Landlord's review and approval. Tenant shall hire consultants approved by Landlord for the preparation of Tenant's Plans. 2.1 Upon submittal of any portion of the Tenant's Plans, Landlord shall review the Tenant's Plans and shall either approve the Tenant's Plans or advise Tenant in writing of any aspect of the design, engineering, construction or installation which is not acceptable to Landlord. Landlord shall advise Tenant of its approval or comments on the Tenant's Plans within ten (10) business days after Landlord's receipt of the Tenant's Plans. In the event that Landlord shall disapprove of any portion of the Tenant's Plans, Tenant shall have five (5) business days after Landlord's notification of its disapproval to revise the Tenant's Plans and resubmit them to Landlord. In the event Landlord fails to approve or disapprove the Tenant's Plans or any changes thereto within the time period set forth above, and if such failure continues thereafter for five (5) business days after Landlord's receipt of notice from Tenant requesting action on the Tenant's Plans, the Tenant's Plans or the changes shall be deemed to be approved. 2.2 After approval of the Tenant's Plans or any portion thereof, Tenant shall not in any way modify, revise or change such Tenant's Plans without the prior written consent of Landlord. If Landlord approves such request, the entire cost of such change, including, without limitation, the cost of revising the Tenant's Plans or preparing new plans, shall be borne by Tenant and any delay occasioned thereby shall not delay the Commencement Date. 2.3 It shall be Tenant's responsibility that the Tenant's Plans comply with all applicable governmental and municipal laws, codes and regulations and to procure and deliver to Landlord upon request all such licenses, permits and approvals from all governmental authorities as are necessary to permit the Tenant's Work to be commenced and continued to completion and the so constructed Premises to be occupied. 3. Intentionally Deleted. 4. Contracts and Contractors for the Tenant's Work. Tenant shall make all such contracts and arrangements as shall be necessary or desirable for the construction and installation of the Tenant's Work. Tenant shall provide Landlord with a list of all contractors, subcontractors and materialmen to be utilized by or for Tenant with respect to the Tenant's Work, and, if requested by Landlord, Tenant shall promptly provide Landlord with true, correct and complete copies of all construction and architect's contracts relating to the Tenant's Work Such contractors, subcontractors and materialmen must be satisfactory to Landlord in Landlord's reasonable discretion, and shall not be employed without Landlord's written approval first obtained. Tenant and Tenant's contractors shall use qualified craftsmen and laborers who are compatible with the trade unions operating in the Building (if any) and Tenant shall take promptly upon Landlord's demand all measures necessary to avoid labor unrest in the Premises and in the Building which is caused by Tenant or Tenant's contractors. Tenant shall cause all contractors to procure performance bonds and shall provide Landlord with evidence thereof. 11§(1 (. I B-1 Initials

5. Construction. 5.1 Promptly upon Landlord's approval of the Tenant's Plans, Tenant shall apply for, and supply to Landlord upon issuance, a building permit and any other required governmental pennits, licenses or approvals required in order to perform the Tenant's Work. Upon issuance of such approvals, Tenant shall commence the Tenant's Work and shall diligently prosecute the Tenant's Work to completion. Tenant agrees to complete the Tenant's Work on or before December I, 2013. Tenant agrees to cause the Tenant's Work to be constructed in a good and workmanlike manner using first-class quality materials and in accordance with all applicable goverrunental and municipal laws, codes and regulations in accordance with the terms and provisions of this Lease. Upon completion of the Tenant's Work, Tenant shall provide to Landlord, if applicable: (a) an architect's certificate of final completion; (b) copies of all necessary governmental permits, including, but not limited to, a temporary or permanent certificate of occupancy (the "Certificate of Occupancy"); (c) the sworn statement of the general contractor; (d) fmal lien waivers from all contractors, subcontractors and materialmen; and (e) any other information or documentation reasonably requested by Landlord to evidence lien-free completion of the Tenant's Work and payment of all of the costs and expenses thereof. Landlord shall have the right to observe the performance of the Tenant's Work and Tenant shall take all such actions with respect thereto as Landlord may, in its good faith determination, deem advisable from time to time to assure that the Tenant's Work and the manner of performance thereof shall not be injurious to the engineering and construction of the Building or the electrical, plumbing, heating, mechanical, ventilating or air-conditioning systems of the Building and shall be in accordance with the Tenant's Plans and the provisions of this Lease. 5.2 Landlord shall charge Tenant (and Tenant shall pay to Landlord) a construction management fee of 75/1 GOths percent (0.75%) of the aggregate of the entire hard and soft costs of the Tenant's Work, inclusive of the Allowance, but specifically excluding the cost of any furniture and moving expenses (the "Construction Management Fee"). The Construction Management Fee shall be paid by Tenant within ten (10) days of Tenant's receipt of an invoice therefor or, at Landlord's option, shall be deducted from the Allowance. Subject to the application of the Allowance, the entire cost of the Tenant's Work shall be borne by Tenant, to be paid as provided in Section 7 below. 5.3 Landlord shall permit Tenant and Tenant's agents or contractors to enter the Premises following the earlier of (a) Landlord's substantial completion of the Landlord's Work, or (b) July 1, 2013, so that Tenant may install its trade fixtures, furniture and telecommunications and commence the performance of the Tenant's Work (the "Early Access Periodl'). Such license to enter the Premises shall be subject to the condition that Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers, and invitees shall work in harmony and not interfere with Landlord and its agents and contractors in performing any remaining aspects of the Landlord's Work or with other tenants and occupants of the Building. If at any time such entry shall cause or threaten to cause such disharmony or interference, Landlord, in its sole discretion, shall have the right to withdraw and cancel such license upon twenty-four (24) hours written notice to Tenant and any further prior entry shall be prohibited. Tenant agrees that any entry into and any occupation of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease, except as to the covenant to pay the Monthly Installment of Rent and any utilities during the Early Access Period. In addition to any other conditions or limitations on such license to enter the Premises during the Early Access Periodl Tenant expressly agrees that neither it nor any of Tenant's agents or contractors shall enter the Premises prior to the Commencement Date unless and until each of them shall furnish such assurances to Landlord, including but not limited to, insurance coverages, waivers of lien, surety company performance bonds and personal guaranties of individuals of substance, as Landlord shall require to protect Landlord against any Joss, casualty, liability, liens or claims. 5.4 Within ninety (90) days following Tenant's completion of the Tenant's Work, Tenant shall deliver to Landlord final as-built drawings, in CAD and .pdf format, reflecting the Tenant's Work, and prepared by the same architects that prepared the Tenant's Plans. 6. Tenant's Default. If Tenant shall fail to comply with any term, provision or agreement hereunder, and if any such matter is not remedied or resolved within fifteen (15) days following written notice to Tenant, then, in additional to any other remedies granted to Landlord under this Lease in the case of default by Tenant and any other remedies available at law or in equity,-Landlord may elect, upon notice to Tenant, to: (a) require Tenant to discontinue all work hereunder, and Tenant's obligation to pay rent shall commence effective as of the Commencement Date, without any abatement on account of any delay in connection with any work relating to the Premises; or (b) complete the construction of the Tenant's Work pursuant to the Tenant's Plans, tendering possession to Tenant upon substantial completion thereof, and Tenant shall immediately upon demand reimburse Landlord, as additional rent, for Landlord's costs of completing the Tenant's Work; or (c) cancel the Lease, effective immediately after Tenant receives notice thereof, without incurring any liability on account thereof and the B-2 Initials term granted under the Lease is expressly limited accordingly. If Landlord cancels the Lease pursuant to the terms hereof or as a result of Tenant's default under the Lease, such cancellation shall not affect Tenant's liability for any sums payable under the Lease. 7. Construction Allowance. 7.1 Provided this Lease is in full force and effect and Tenant is not in default beyond the expiration of applicable notice and cure periods, if any, hereunder, Landlord hereby agrees to pay to Tenant toward the cost of the Tenant's Work an amount equal to the lesser of; (a) the actual cost of the Tenant's Work; or (b) the Allowance. At Tenant's request, but no more often than once every thirty (30) days, Landlord shall disburse to Tenant portions of the Allowance upon the satisfaction of each of the following conditions as of the time of each such disbursement; a. Receipt by Landlord of a disbursement request in substantially the form attached hereto as Schedule V and otherwise reasonably satisfactory to Landlord, together with an itemized summary and copies of all paid invoices relating to such disbursement request and any other supplemental documents relating thereto; b. Landlord's reasonable satisfaction that the Tenant's Work has an aggregate value at least equal to the aggregate amount of the portion of the Allowance requested to be disbursed; c. Receipt by Landlord of satisfactory evidence that all sums due in connection with the Tenant's Work then completed to date have been paid in full and that no party claims any statutory or common law lien arising out of the Tenant's Work or the supplying oflabor, material, and/or services in connection therewith; d. Receipt by Landlord and the title insurer of sworn statements, waivers of lien and other documents and assurances pertaining to the Tenant's Work sufficient to protect Landlord against mechanics' and other liens; e. Receipt by Landlord of copies of all licenses and permits not previously delivered by Tenant to Landlord that are required in connection with the portion of the Tenant's Work relating to the disbursement being requested; f. Receipt of such other information as Landlord may reasonably and in good faith require to verify the substance of the disbursement request; and g. Tenant is then in full compliance with all the terms and provisions of the Lease and has not committed or suffered any act or omission which constitutes, or will constitute with the passage of time, an Event of Default of Tenant under this Lease or a breach by Tenant of any term or provision of this Lease. 7.2 Notwithstanding the foregoing, Landlord shall be entitled to withhold up to ten percent (10%) of the final disbursement of the Allowance to be disbursed upon completion of any so-called "punch list" items relating to the Tenant's Work as an assurance that such punch lists items will be properly completed. Any ftnal disbursement of the Allowance will also be conditioned upon Tenant's satisfaction of the obligations under Section 5 above with respect to the completion of the Tenant's Work, including without limitation, Landlord's receipt of a true and complete copy of the Certificate of Occupancy for the Premises, and shall be paid by Landlord within thirty (30) days following Landlord's receipt, and the satisfaction of, such items. 7.3. Notwithstanding anything to the contrary contained in the Lease or this Exhibit B, and subject to the terms and provisions set forth hereinbelow, Landlord hereby agrees to pay to Tenant out of the Allowance (to the extent available) an amount not to exceed Ninety Thousand One Hundred Eight and No/100 DoJlars ($90,108.00) (the "Tenant's Allowance Expenses Allocation") to reimburse Tenant for Tenant's actual costs and expenses incurred in connection with (a) Tenant's data/telecommunications wiring or systems required by Tenant in the Premises for the Permitted Uses ("Tenant's Tel/Data Expenses"), and/or (b) moving Tenant's personal property from its previous location at 201 Jones Road in Waltham, Massachusetts ("Tenant's Moving Expenses," and together with Tenant's Tel/Data Expenses, "Tenant's Allowance B-3 Initials

Expenses"). At Tenant's request, within sixty (60) days following Landlord's receipt of documentation of said costs reasonably satisfactory to Landlord, and provided that Tenant is then in full compliance with all the terms and provisions of the Lease and has not committed or suffered any act or omission which constitutes, or will constitute with the passage of time, an Event of Default of Tenant under this Lease or a breach by Tenant of any term or provision of this Lease, Landlord reimburse Tenant for the Tenant's Allowance Expenses up to the amount of the Tenant's Allowance Expenses Allocation. 7.4 Notwithstanding the foregoing to the contrary, all amounts of the Allowance shall be either disbursed or applied within ninety (90) days following the Commencement Date, or such amounts shall be deemed forfeited by Tenant and Landlord shall have no further obligation with respect thereto. Tenant hereby acknowledges and agrees that (a) in the event that the cost of Tenanes Allowance Expenses exceeds the amount of the Tenant's Allowance Expenses Allocation, then Tenant shall be solely responsible for the amount of such excess (it being understood that Landlord is providing no more than the Tenant's Allowance Expenses Allocation out of the Allowance to cover Tenant's Allowance Expenses), and (b) no portion of the Allowance shall be applied to any other costs or expenses of Tenant (including, without limitation, rent or additional rent) other than towards the Tenant's Work and/or the Tenant's Allowance Expenses, subject to the foregoing terms. 8. Miscellaneous. 8.1 All rights and remedies of Landlord herein created or otherwise existing at law or in equity are cumulative) and the exercise of one or more such rights or remedies shall not be deemed to exclude or waive the right to the exercise of any other rights or remedies. All such rights and remedies may be exercised and enforced concurrently and whenever and as often as deemed desirable. 8.2 This Exhibit B shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under this Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original term of this Lease, whether by any options under this Lease or otherwise. 8.3 Tenant shall, before commencing any portion of the Tenant's Work, and for so long as any Tenant's Work shall continue, comply with the insurance requirements in Schedule II hereto. In the event Tenant fails to so comply, Landlord shall have the option, but not the obligation, to procure the required insurance and charge Tenant the cost of such compliance as additional rent. I(I ou_l B-4 Initials

SCHEDULE I STANDARDS FOR TENANT'S PLANS The Tenant's Plans shall contain the following information: I. a. A layout of the Premises showing demising, corridor and exterior walls in relationship to the Building core. The locations of exterior window mullions, columns, stairways and other building features shall also be shown on the Tenant's Plans. b. The location and composition of all walls. Non-standard improvements, such as walls requiring insulation, half walls, vinyl wall coverings or walls requiring special construction must be clearly noted on the Tenant's Plans. Sectional details must be provided to adequately describe the construction of any non standard wall. c. The location, size and swing of all doors. All doors shall conform with Landlord's standard door specifications, unless otherwise noted on the Tenant's Plans. d. A description of flooring materials. e. A reflected ceiling plan showing the layout of lighting fixtures, switches, and any other non-standard improvements which are to be located within the ceiling system. f. The location of all telephone and electrical outlets. Non-standard improvements, such as outlets to be located more than twelve (12) inches above the floor, dedicated circuit outlets or high amperage/voltage outlets must be clearly noted on the Tenant's Plans. 2. The Working Drawings shall be prepared at a scale of not less than 1/8"=1 foot and in accordance with Landlord's design/build specification. 3. All Working Drawings shall be prepared based upon the use of Landlord's Building Standard Improvements. All improvements must conform to Landlord's design/build specifications. 4. The Tenant's Plans shall contain sufficient notations, specifications and details to describe all improvements, including but not limited to: a. Insulated walls, special wall coverings, graphics, special painting or special wall materials such as plate glass or glass block. b. Door dimensions, thickness, hardware or locks. c. Flooring materials. d. Electrical outlets requiring a dedicated circuit, more than 120 volts or more than 15 amperes. e. Telephone outlets requiring more than 3/4 inch diameter conduit. f. Light fixtures, exhaust fans, ceiling heights, or ceiling designs using non-standard materials. g. Any special conduits, receptacles or electrical devices necessary to serve communications equipment, computers or other facilities to be installed by Tenant. h. Any special requirements to accommodate handicapped employees of Tenant within the Premises. i. Any requirements for fire protection of computers, other equipment or materials installed by Tenant I@ I orl_l B-5 Initials

j. Any requirements for special fire detection or life safety equipment not required by applicable building codes in effect at the time of construction. k. Any special reinforcing of the floor system which will be necessary to support computers, filing systems, equipment or furnishings having a load exceeding fifty (50) pounds per square foot of floor area. 1. Any special requirements for humidity control, temperature control, extra air-conditioning capacity, ventilation or heating which would not be provided by Landlord's standard building systems. Such special requirements may arise as a result of Tenant's desire to install a computer or other equipment which generates heat, food preparation facilities, bathrooms, laboratories, microfilm storage or other special facilities, equipment or products. m. Any private bathrooms, wet-bars, kitchens, vending machines or other installations requiring plumbing work or ventilation. n. Any cabinetry, wood paneling, reception desks, built-in shelving or furniture. o. Any improvement which will require modification of the Building's structural, mechanical or electrical components. p. Sufficient details, specifications and other information as may be necessary for accurate pricing of any other non standard improvements. B-6

SCHEDULE II INSURANCE REQUIREMENTS 1. Tenant shaH cause to be maintained for Landlord's benefit insurance in an insurance company or companies which are "A" rated, Class VII or better in Best's Key Rating Guide or such lesser standard as shall be acceptable to Landlord and authorized to transact business in the state in which the Building is located, protecting Landlord against liabilities arising out of the operations of subcontractors and sub-subcontractors as well as Tenant's contractor ("Contractor") with respect to all the Tenant's Work, including at least and in amounts not less than: a. Worker's Compensation & Employers Liability: Statutory limits required by applicable Worker's Compensation Law and $500,000 per occurrence for Employers Liability, without limitation including all liability arising under any applicable structural work act and any other statute for the protection of employees. b. Commercial or Comprehensive Liability including Landlord's and Contractor's Protective, products, and completed operations coverage, contractual liability including Contractor's indemnity agreements contained in the Contract Documents, personal injury (employees' exclusion deleted) $5,000,000 per occurrence Bodily Injury and Property Damage, $5,000,000 combined single limit. Landlord may require deletion of the "x, c, u'' exclusion, if applicable. c. Comprehensive Auto Liability including owned, non-owned, and hired vehicles coverage: $1,000,000 per occurrence Bodily Injury and Property Damage Liability (Combined Single Limit). Builder's Risk in an "all risk" form covering the Tenant's Work against loss by fire and other casualty in an amount equal to the full insurable value of the Tenant's Work. d. Notwithstanding the foregoing, upon Tenant's request Landlord shall provide the coverages set forth in subparagraph (d) above and Tenant shall reimburse Landlord for the actual cost thereof 2. Contractor shall either have the Landlord added as an additional named insured to the preceding Commercial or Comprehensive General Liability insurance policy or shall supply a separate Landlord's Protective policy, with limits as specified, naming the Landlord as named insured, and said General Liability or Landlord's Protective policy shall be maintained in force until the completion of the Tenant's Work. 3. Each insurance policy shall be written to cover all claims arising out of occurrences taking place within the period of coverage; insurance written to cover only claims made within the policy period is not acceptable without the express advance wrirten consent of Landlord. To the extent the policy is not a Landlord's Protective policy, it shall be endorsed to indicate that it is primary as respects Landlord, not contributory with any other insurance available to the Landlord and not subject to reduction of coverage as to Landlord by reason of any claim asserted against Contractor other than in connection with the Tenant's Work or by reason of any misstatement, act or omission of any party other than Landlord applying for or insured by such insurance. 4. Each insurance policy and any certificate furnished in lieu of a policy shall state that it will not be cancelled, reduced or materially changed without twenty (20) days' prior written notice to Landlord. In the event Tenant fails to provide replacement coverage at least fifteen (15) days prior to the expiration of any policy of insurance, Landlord may at its option secure such insurance and Tenant shall reimburse Landlord for the cost thereof as additional rent; but Landlord shall not have any obligation to secure any such insurance. 5. Each of the aforesaid insurance coverages shall be placed into effect before any of the Tenant's Work is commenced and shall be maintained in force at all times while and for at least so long as any of the Tenant's Work is ca1Tied on, including without limitation, any and all activities performed in fulfillment of any obligation of Contractor or any Subcontractor to correct defects in the Tenant's Work or under any other warranty. Before commencing any of the Tenant's Work, and as often thereafter as reasonably requested by Landlord, Tenant shall I(§]otZ:J Initials B-7 supply Landlord with either the policies themselves or certificates of insurance satisfactory to Landlord, evidencing compliance with all the foregoing requirements. 6. No insurance policy purporting to insure Landlord or Landlord's lender, as the case may be, shall without the prior written consent of said party be so written as to limit or condition any of the insurer's obligations to said party with respect to any insured loss or liability by any condition or requirement that said party bear, assume or pay any portion of such loss or liability before the insurer's obligation to said party shall come' into effect. B-8 Initials

SCHEDULE Ill LANDLORD'S WORK 1. Install a new HVAC VAV system (the "New HVAC System"), including installation of new VAV boxes (based on existing HVAC drawings provided by Landlord to Tenant prior to the Lease Reference Date), all required medium pressure ductwork and controls (Trane Tracer control system) and any necessary structural support required for new rooftop units. The New HVAC System shall include sixteen (16) fan-powered VAV boxes with hot water reheat coils around the perimeter and eight (8) cooling-only VAV boxes at interior spaces. 2. Remove and dispose of existing ceiling tiles, lighting and ductwork that is not slated for reuse within the Premises and all other materials and infrastructure required to install the New HVAC System. Remove the two (2) private toilet rooms on the first (!") and second (2"1 3. ) floors of the Premises. 4. Intentionally deleted. 5. Renovate the existing elevator cab and complete any required code compliance upgrades with specifications to be further defmed and mutually agreed upon between Landlord and Tenant. 6. Perform any required code compliance upgrades to existing fire stairwells. 7. Remove any existing communications wiring located within the Building. 8. Remove any existing Hazardous Materials within the Premises. 9. Demolish all hard wall partitions (i.e., existing offices and conference rooms) on the first(!' and second (2"') floors of the Premises. I 0. Deliver existing window coverings in clean and good condition. 11. Separately sub-meter the Premises. B-9 Initials

SCHEDULE IV PLANS FOR LANDLORD'S WORK [See Attached] B-10

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ALL NEW WORK PER 2.14.12 REISSUE IS INDICATED IN RED.

NEW WORK NOTES:



N

EQUIPMENT KEY:

GENERAL SPECIFICATIONS

DUCT KEY:

CBRE Management

24 Crosby Drive
Bedford, MA

Seguin Associates

Drawing Title:

Roof New Work Plan

Drawing Number:

M-2

DEMOLITION NOTES


N

GENERAL SPECIFICATIONS

ALL NEW WORK PER 2.14.12 REISSUE IS INDICATED IN RED.

CBRE Management

24 Crosby Drive
Bedford, MA

Seguin Associates

Drawing Title:

2nd Floor Demolition Plan

Drawing Number:

M-3

ALL NEW WORK PER 2.14.12 REISSUE IS INDICATED IN RED.

New Work NOTES:



N

KEY

DUCT KEY:

GENERAL SPECIFICATIONS

CBRE Management

24 Crosby Drive
Bedford, MA

Seguin Associates

Drawing Title:

2nd Floor New Work Plan

Drawing Number:

M-4

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ALL NEW WORK PER 2.14.12 REISSUE IS INDICATED IN RED

NEW WORK NOTES:



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D
C
B
A
4

GENERAL SPECIFICATIONS

DUCT KEY:

KEY

CBRE Management

24 Crosby Drive
Bedford, MA

Seguin Associates

Drawing Title:

1st Floor New Work Plan

M-6

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ALL NEW WORK PER 2.14.12 REISSUE IS INDICATED IN RED.



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D
C
B

NEW WORK NOTES:

EQUIPMENT KEY:

DUCT KEY:

GENERAL SPECIFICATIONS:

CBRE Management

24 Crosby Drive
Bedford, MA

Seguin Associates

Drawing Title:

Basement New Work Plan

M-8

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RREEF Management

24 Crosby Drive
Bedford, MA

Seguin Associates

Drawing Title:

Penthouse New Work Plan

Drawing Number:

E-5

SECTION
A



RIVERMOOR ENGINEERING LLC
10 NEW DRIFTWAY - SUITE 101
SCITUATE, MASSACHUSETTS 02066
TEL: (781) 545-0846
FAX: (781) 544-7729

ROOF FRAMING PLAN, SECTIONS AND DETAILS

SEGUIN ASSOCIATES

DATE
ENGINEER
DRAWN BY
CHECKED BY

SCHEDULEV FORM OF DISBURSEMENT REQUEST FORM [See Attached] B-11

-.,.,..lftl,...;;... .......,..,g;,;;,."' -AlA Document G702'" - 1992 Application and Certificate for Payment TO OWNER: PROJECT: sample APPLICATION NO: 001 PERIOD TO: CONTRACT FOR: General Construction CONTRACT DATE: PROJECT NOS: 1 1 Distribution to: OWNER: ARCHITECT: CONTRACTOR: FIELD: OTHER: FROM CONTRACTOR: VIA ARCHITECT: CONTRACTOR'S APPLICATION FOR PAYMENT The undersigned Contractor certifies that to the best ofthe Contractor's knowledge, infonnation and be]iefthe Work covered by this Application for Payment has been completed in accordance with the Contract Documents, that all amounts have been paid by the Contractor for Work for which previous Certificates for Payment were issued and payments received from the Owner, and that current payment shown herein is now due. CONTRACTOR: Application is made for payment, as shown below, in connection with the Contract. Continuation Sheet, AlA Document 0703, is attached. 1. ORJGINAL CONTRACT SUM ......................................................................... 2. NET CHANGE BY CHANGE ORDERS"""""'"""""""""""""""""""'"""' 3. CONTRACT SUM TO DATE (Line I± 2) """"""""""""""""""""""""""" 4. TOTAL COMPLETED & STORED TO DATE (Column G on G703) ........ 5. RETAINAGE: $ $ $ $ 0.00 0.00 0.00 0.00 By: ---,;-------------Slate of: County of: Subscribed and sworn to before Date: --------a. 0 %of Completed Work day of (Column D +Eon G703) $ 0.00 me this b. 0 % of Stored Materia1 (Column F on G703) $ 0.00 Notary Public: My Commission expires: Total Retainage (Lines Sa+ 5b or Total in Column I ofG703) ................ 0.00 0.00 $ ARCHITECT'S CERTIFICATE FOR PAYMENT In accordance with the Contract Documents, based on on site obsexvations and the data comprising !his app cation, the. Architect certifies to the Owner that to the best of the Archite '.s knowledge, mformat1on and behefthe Work has progressed as indicated, the quality of the Work lS maccordance with the Contract Documents, and the Contractor is entitled to payment of the AMOUNT CERTIFIED. 6. TOTAL EARNED LESS RETA!NAGE ................................................. $ (Line 4 Less Line 5 Total) 7. LESS PREVIOUS CERTIFICATES FOR PAYMENT ..................................... $ (L' fr · C 'fi) 0.00 me 6 om prtor erti tcate 8. CURRENT PAYMENT DUE .................................................................... I $ 9. BALANCE TO FINISH, INCLUDING RETAINAGE o.oq AMOUNT CERTIFIED ......................................................................... $ 0.00 (.Attach explanation if amowtt certified differs from the amount applied Initial all figW'es on this 0.00 (Line 3 less Line 6) $ Application and on the Continuation Sheet that are changed to conform with the amount certified) ARCHITECT: By: -------------------Date: ---------This Certificate is not negotiable. The AMOUNT CERTIFIED is payable only to the Contractor named herein. Issuance, payment and acceptance of payment are without prejudice to any rights of the Owner or Contractor under this Contract. AlA DocumentG702'1M-1992.Copyright@ 1953, 1963, 1965,1971. 1978, 1983 and 1992 by The American Institute of Architects.Allrights reserved.WARNING:This AlA® Document is protet.ted by U.S. Copyright Law and lntematfonalTreaties.Unauthorized reproduction or dlstrillutiol'l of this AlA 6> Document,or any portion of It, may result in severe civiland criminalpenalties, and will be prosecuted to the maKimum extent possible under the law.This document was produced by AlA software at 10:13:46 on 02112/2013 under Order No.0274819035_1 which expires on 0610412013,and Is not for resale. 1 User Notes: (1179464307) "HANGEORDERSUMMARY ADDITIONS DEDUCTIONS fatal changes approved in previous months by Owner $ 0.0 $ 0.01 fotal approved this Month $ 0.0 $ 0.01 TOTALS $ 0.0 $ 0.01 NET CHANGES by Change Order $ 0.01

- I-WIAIA .. Document G703-1992 TM Continuation Sheet AlA Document, G702TM-1992, Application and Certification for Payment, or G7361M-2009, Project Application and Project Certificate for Payment, Construction Manager as Adviser Edition, containing Contractor's signed certification is attached. In tabulations below, amounts are in US dollars. Use Column I on Contracts where variable retainage for line items may apply. APPLICATION NO; 001 APPLICATION DATE: PERIOD TO: ARCHITECT'S PROJECT NO· PREVIOUS AJA Document G703TM -1992.Copyright© 1963, 1965, 1966,1967,1970, 1978, 1983 and 1992 by The American Institute of Architects.All rights reserved.WARNING:This AlAOQcumentis protected by U.S. Copyright law and International Treaties.Unauthorized reproduction or distr!buti011 of this AlA"' Docume11t,or any portion af it. may rasult in severe civil and criminal penalties, and will be prosecuted to the muirnum extent possible under the law. This document was produced by AlA software at 09:11:22 on 09/14/2010 under Order No.0865066667_1 which expires on 06/0412011, and is not for resale. 1 User Notes: {1481463927) A B c D E F G H I ITEM NO. DESCRIPTION OF WORK SCHEDULED VALUE WORK COMPLETED MATERIALS PRESENTLY STORED (NOT IN D OR E) TOTAL COMPLETED AND STORED TO DATE (D+E+F) % (G+C) BALANCE TO FINISH (C-G) RETAINAGE (IF VARIABLE RATE) FROM APPLICATION (D +E) THIS PERIOD 01 DEMOLIT!ON 50,000.00 0.00 10,000.00 0.00 10,000.00 20.00% 40,000.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00% 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00% 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00% 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00% 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00% 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00% 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00% 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00% 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00% 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00% 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00% 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00% 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00% 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00% 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00% 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00% 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00% 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00% 0.00 0.00 0.00 0.00 0.00 0.00 0.00 0.00% 0.00 0.00 GRAND TOTAL $50,000.00 $0.00 $10,000.00 $0.00 $10,000.00 20.00% $40,000.00 $0.00

EXHIBIT D-RULES AND REGULATIONS attached to and made a part of Lease bearing the Lease Reference Date of March_, 2013 between RAR2-CROSBY CORPORATE CENTER QRS, INC., as Landlord, and HOLCIM (US) INC., as Tenant 1. Intentionally Omitted. 2. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises. 3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, or stairways of the Building. No tenant and no employee or invitee ofany tenant shall go upon the roof of the Building. 4. Any directory of the Building, if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names. Landlord reserves the right to charge for Tenant's directory listing. 5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Except as otherwise expressly set forth in the Lease, Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or any other person. 6. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed. No foreign substance of any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it. 7. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord. Tenant will comply with any and all recycling procedures designated by Landlord. 8. Landlord will furnish Tenant two (2) keys free of charge to each door in the Premises that has a passage way lock. Landlord may charge Tenant a reasonable amount for any additional keys, and Tenant shall not make or have made additional keys on its own. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor. 9. If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne s.olely by Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord. 10. No equipment, materials, furniture, packages, bulk supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. The persons employed to move such equipment or materials in or out of the Building must be acceptable to Landlord. 11. Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building to such a degree as to be objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration. Landlord will not be re onsible for loss of or D-1 Initials damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant. 12. Landlord shall in all cases retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation or interests of the Building and its tenants, provided that nothing contained in this rule shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. 13. Tenant shall not use any method of heating or air conditioning other than that supplied or approved in writing by Landlord. 14. Tenant shall not waste electricity, water or air conditioning. Tenant shall keep corridor doors closed. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule. 15. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion, and which consent may in any event be conditioned upon Tenant's execution of Landlord's standard form of license agreement. Tenant shall be responsible for any interference caused by such installation. 16. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster, or drywall (except for pictures, tackboards and similar office uses) or in any way deface the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule. 17. Tenant shall not install, maintain or operate upon the Premises any vending machine without Landlord's prior written consent, except that Tenant may install food and drink vending machines solely for the convenience of its employees. 18. No cooking shall be done or permitted by any tenant on the Premises, except that Underwriters' Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be pennitted provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations. 19. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with the rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building. 20. Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed in any parking lot. 21. Tenant shall not use the name of the Building or any photograph or likeness of the Building in connection with or in promoting or advertising Tenant's business, except that Tenant may include the Building name in Tenant's address. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building. 22. Tenant requests for services must be submitted to the Building office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord. D-2 Initials

23. Tenant shall not permit smoking or carrying of lighted cigarettes or cigars other than in areas designated by Landlord as smoking areas. 24. Canvassing, soliciting, distribution of handbills or any other written material in the Building is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any good or merchandise in the Building without the written consent of Landlord. 25. Tenant shall not permit any animals other than service animals, e.g. seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the Building. 26. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shal! be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building. 27. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building, and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted. Tenant shall be responsible for the observance of ali of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests. [REMAINDER OF THE PAGE LEFT INTENTIONALLY BLANK] D-3 Initials

EXHIBIT F-TENANT'S EXCLUSIVE PARKING SPACES attached to and made a part of Lease bearing the Lease Reference Date of March_, 2013 between RAR2-CROSBY CORPORATE CENTER QRS, INC., as Landlord, and HOLCIM (US) INC., as Tenant (See Attached] F-1

• r-0 0z 0 -n m r c <m "1l )> :0 2S t "1l m !9

EXHIBIT G – CLEANING SPECIFICATIONS
attached to and made a part of Lease bearing the
Lease Reference Date of March ___, 2013 between
RAR2-CROSBY CORPORATE CENTER QRS, INC., as Landlord, and
HOLCIM (US) INC., as Tenant

I. OFFICE AREAS

A. Daily - business days (Mon-Fri, 6:00 pm – 10:00 pm, excluding holidays)

1. Thoroughly vacuum all carpeted areas including edges and corners.
2. Empty and clean all waste receptacles and remove waste material from the premises: change wastebasket liners as necessary. Wash receptacles as needed.
3. Sweep and dust mop all uncarpeted areas using a dust treated mop
4. Vacuum carpeting and rugs in all traffic and main areas. Check for, and vacuum all obvious debris under desks, behind and under waste containers, including interior walk-off mats if present.
5. Clean conference room tables, and place chairs under desks or tables in orderly fashion.
6. Spot clean glass on tenant entrance doors and interior glass partitions.
7. Spot clean by damp wiping fingerprints, smears and smudges on walls, doors, frames, kick and push plates, handles, and light switches.
8. Clean spots and stains on rug and V.C.T.
9. Damp wipe all Formica counter tops, sinks, and table tops.
10. Wash clean all water fountains and adjacent floor area.
11. Wipe clean all brass and other bright work.
12. Remove all finger marks from private doors, light switches, and doorways.
13. Upon completion of cleaning, all lights will be turned off, doors locked, and alarms engaged if applicable, leaving the premises in an orderly condition.
14. Hand dust and wipe clean with treated clothes, all horizontal surfaces, including furniture, office equipment, to include telephones and other lightweight desk equipment.

B. Weekly

1. Wash all glass at tenant entrance doors and sidelights.
2. Dust all closet shelving, coat racks, etc.
3. Brush and hand dust all carpet edges and other areas inaccessible to vacuum attachments.
4. Dust all ventilation and air conditioning louvers and grills.
5. Windowsills, door ledges, chair rails and countertops, cubicle partition tops (with particular attention not to move any personal belongings, papers or fragile objects).

C. Monthly

1. Render high dusting not reached in nightly cleaning to include, but not limited to:
    a. Dusting of all pictures, frames, charts, graphs, and similar wall hangings.
    b. Dusting of all vertical surfaces, such as walls, partitions, doors and door frames, etc.
    c. Dusting of all pipes, ducts, and high moldings.
    d. Dusting of all vertical and horizontal blinds

2. Move and vacuum clean underneath all furniture that can reasonably be moved.

Initials

G-1

II. LAVATORIES

A. Daily - business days (Mon-Fri, excluding holidays)

1. Sweep, wash and rinse all floors thoroughly, using a disinfectant.
2. Wash all basins, bowls, urinals, and shower stalls.
3. Empty and clean paper towel and sanitary disposal receptacles. Replace liners back into receptacles.
4. Refill and maintain cleanliness, tissue holders, soap dispensers, towel dispenser, toilet tissue, and sanitary dispensers.
5. A non-acidic sanitizing solution will be used in all lavatory cleaning.
6. Wash and polish all mirrors, powder shelves, bright work, flushometers, piping and toilet seat hinges.
7. Wash both sides of all toilet seats, clean basins and urinals
8. Remove waste paper and refuse to designated areas on the premises.
9. Check and refill, if necessary, all automatic deodorizing equipment

B. Weekly

1. Wash all partitions and walls
2. Vacuum all air vents.
3. Wipe down all high light fixtures.
4. Flush floor drains with disinfectant

C. Quarterly

1. Machine scrub floors
2. Wash all waste receptacle with germicidal solution

III. LOBBIES AND COMMON AREAS

A. Daily - business days (Mon-Fri, excluding holidays)

1. Empty all wastebaskets and change liners, empty exterior cigarette urns, and ash trays.
2. Vacuum rugs, mats and carpeted areas.
3. Inspect carpet for spots and stains, removing where possible.
4. Spot clean all interior glass in partitions, doors and lobbies.
5. Clean and sanitize drinking fountains.
6. Sweep and damp mop lobby floor and remove all excess water. (With special attention paid during winter months, to include vacuum walk-off mats and keep floors dry and safe).
7. Clean entrance glass doors.
8. Hand dust and wipe clean with treated cloths all furniture, window sills, railings, and planters.
9. Dust and wash all directory signs in lobby and on tenant floors.
10. Spot clean by damp wiping fingerprints, smears, smudges on walls, doors, and frames.
11. Clean any and all metal work inside lobby.
12. Clean any and all metal work surrounding building entrance doors.
13. Dust handrails.
14. Building exit stairways shall be policed nightly to remove all debris, damp mop as necessary to remove spills. Monthly dust mop landings and stairs. Spot clean and dust walls, handrails, and fixtures as necessary.

Initials

G-2

B. Weekly 1. Dust all artwork 2.Dust air vents IV. CAFETERIA/DINING & KITCHEN AREAS (If Applicable) A. Nightly 1. 2. Remove all trash and replace liners nightly. Remove dust from furniture, window ledges, radiators, coat racks, artificial plants, paintings and other wall decorations. Thoroughly wipe down all tables and chairs, including legs and bases. Put all tables and chairs back to original position. Wipe down all trash containers. Spot clean doors and walls especially around and behind trash receptacles. Thoroughly vacuum all carpeting and spot clean daily. Thoroughly dry-mop and damp mop all hard surfaces to remove all visible evidence of traffic patterns, dust, dirt, spills and stains. 3. 4. 5. 6. 7. 8. B. Periodic !. 2. 3. Spray buff or high speed burnish all hard surface floors weekly. Clean and wash all ceiling vents as needed. Machine scrub all hard surfaces monthly 2168632.9 G-3 Initials

Exhibit B

Intentionally Omitted

- Ex B-1  -

Exhibit C

Bill of Sale

HOLCIM (US) INC., a Delaware corporation (“Seller”), for ONE DOLLAR ($1.00) paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby SELLS, TRANSFERS and DELIVERS to OCULAR THERAPEUTIX, INC., a Delaware corporation (“Purchaser”), its successors and assigns, the Personal Property owned by Seller and located in the Premises (as defined in the Sublease (defined below) located at 24 Crosby Drive, Bedford, Massachusetts 01730 and described more particularly in the Sublease (defined below) subleased by Seller to Purchaser (collectively, the “Personal Property”).

This Bill of Sale is executed and delivered in connection with the surrender of the above-described subleased premises by Purchaser to Seller pursuant to a Sublease dated __________, 2019 (the “Sublease”).

Seller hereby warrants to Purchaser that the Personal Property is owned by Seller and is not subject to any lien or security interest.  Seller hereby sells, transfers and delivers, and Purchaser hereby accepts, the Personal Property in its “as-is, where-is” condition, without any warranty or representation except as set forth in the preceding sentence, and any warranty of merchantability or fitness is hereby expressly excluded.

IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Bill of Sale this _____ day of ________________, 2024.

SELLER:	PURCHASER:

HOLCIM (US) INC.	OCULAR THERAPEUTIX, INC.

By:	By:
Name:	Name:
Title:	Title:

- Ex C-1  -

Exhibit C-1

List of Personal Property

All Personal Property in the Premises as of the Commencement Date

- Ex C-1  -1-